Exhibit 10.1

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of January 31, 2016, is entered into by and among (i) (x) SFX Entertainment, Inc.  (“SFX”) and (y) all other SFX Entities(1) that commence the Chapter 11 Cases (collectively with SFX, the “Company”), each on behalf of itself and its respective domestic and controlled foreign subsidiaries and controlled affiliates, (ii) each of the beneficial owners (or investment managers or advisors for the beneficial owners) of the Second Lien Notes identified on the signature pages hereto and also identified on Schedule 1 hereto (such persons and entities described in this clause (ii), together with any of their respective successors and permitted assigns under this Agreement, each, an “Initial Consenting Noteholder” and, collectively, the “Initial Consenting Noteholders”), (iii) each of the other beneficial owners (or investment managers or advisors for the beneficial owners) of the Second Lien Notes identified on the signature pages hereto (other than the Initial Consenting Noteholders) or that becomes a party to this Agreement after the Execution Date and prior to the date of the filing of the Chapter 11 Cases unless otherwise consented to by the Company in accordance with the terms hereof by executing and delivering a Joinder Agreement (such persons and entities described in this clause (iii), together with any of their respective successors and permitted assigns under this Agreement, each, an “Additional Consenting Noteholder” and collectively, the “Additional Consenting Noteholders” and, together with the Initial Consenting Noteholders, the “Consenting Noteholders”), and (iv) Robert F.X. Sillerman, individually and on behalf of any entity, agent, fund or other person owned or controlled, directly or indirectly, in whole or in part, by Robert F.X. Sillerman (other than the SFX Entities) (“Sillerman”). The Company, the Consenting Noteholders, Sillerman and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred to herein as the “Parties” and individually as a “Party”.

PRELIMINARY STATEMENTS

WHEREAS, as of the date hereof, the Initial Consenting Noteholders collectively hold, in the aggregate, in excess of 70% of the aggregate outstanding principal amount of the 9.625% Second Lien Senior Secured Notes due 2019 (the “Second Lien Notes”) issued by the Company under that certain Indenture, dated as of February 4, 2014, by and among SFX, as issuer, the guarantor parties thereto, and U.S. Bank National Association, as trustee and collateral agent (as amended, supplemented or otherwise modified from time to time, the “Second Lien Indenture”);

WHEREAS, as of the date hereof, Sillerman is Chief Executive Officer of the Company and the beneficial owner of 37.8% of the Company’s common stock;

WHEREAS, prior to the date hereof, the Parties and their representatives have engaged in good faith, arm’s length negotiations regarding a potential restructuring of the Company’s indebtedness and other obligations, the terms and conditions of which are set forth in this Agreement and on the term sheet attached hereto as Exhibit A (which term sheet, including any

(1)           Capitalized terms used but not defined in Section 2 hereof (or otherwise defined herein) shall have the meanings ascribed to such terms in the Restructuring Term Sheet (as defined below).

schedules, annexes and exhibits attached thereto, is expressly incorporated by reference herein and made a part of this Agreement as if fully set forth herein (as such term sheet may be modified in accordance with Section 11 hereof, the “Restructuring Term Sheet”)), which will be implemented through the solicitation, confirmation and consummation of the Plan which provides for the reorganization of the Company in accordance with, and subject to the terms and conditions contained in, this Agreement and the Restructuring Term Sheet (the “Plan Transaction”);

WHEREAS, on or before February 2, 2016, the Company intends to commence voluntary Chapter 11 Cases under the Bankruptcy Code in the Bankruptcy Court;

WHEREAS, this Agreement and the Restructuring Term Sheet are the product of good faith, arm’s length negotiations among the Parties and their respective professionals; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the Plan Transaction on the terms and conditions contained in this Agreement and the Restructuring Term Sheet.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                                      Restructuring Term Sheet.

The Restructuring Term Sheet is expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. The Restructuring Term Sheet sets forth the material terms and conditions of the Plan Transaction; provided, however, that the Restructuring Term Sheet is supplemented by the terms and conditions of this Agreement. In the event of any inconsistency between the Restructuring Term Sheet and this Agreement, the Restructuring Term Sheet shall govern.

2.                                      Certain Definitions; Rules of Construction.

As used in this Agreement, the following terms have the meanings set forth below:

(a)           “Additional Consenting Noteholders” has the meaning set forth in the preamble of this Agreement.

(b)           “Affiliate” means “affiliate”, as defined in section 101(2) of the Bankruptcy Code.

(c)                                  “Agreement” has the meaning set forth in the preamble of this Agreement.

(d)           “Alternative Transaction” means (i) debtor-in-possession financing, use of cash collateral and/or exit financing (other than the DIP Facility, the New First Lien Facility or the exit financing to be provided in connection with the Plan Transaction), (ii) a sale by the SFX Entities  or  Sillerman  of  shares  or  capital  stock  or  Equity  Interests  in  the  SFX  Entities representing a controlling interest in the equity of any SFX Entities or a sale, transfer, lease or other disposition, directly or indirectly, of all or substantially all of the Company’s assets, (iii) confirmation of a plan of reorganization that is not the Plan, or (iv) any out of the ordinary course of business transaction between the Company and Sillerman or any other member of the Board (other than as contemplated in the Restructuring Term Sheet).

(e)           “Alternative Transaction Proposal” means any oral or written expressions of interest, term sheets, offers, commitments, proposals or alterations to a previous Alternative Transaction Proposal, in each case, whether formal or informal, binding or non-binding, regarding any transaction or series of transactions in respect of an Alternative Transaction.

(f)                                   “Approved Budget” has the meaning set forth in the DIP Term Sheet.

(g)                                  “Bankruptcy Code” means Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

(h)           “Bankruptcy Court” means United States Bankruptcy Court for the District of Delaware.

(i)            “Bankruptcy Rules” means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under section 2075 of title 28 of the United States Code, (ii) the applicable Local Rules of Bankruptcy Practice and Procedure for the Bankruptcy Court and (iii) any general or chamber rules, or standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, and each of the foregoing together with all amendments and modifications thereto that are subsequently made and as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

(j)                                    “Beatport Sale” has the meaning set forth in Exhibit C hereto.

(k)                                 “Board” means the Board of Directors of the Company.

(l)            “Cash or $” means legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

(m)                             “CEO” has the meaning set forth in Exhibit C hereto.

(n)           “Chapter 11 Cases” means the voluntary chapter 11 cases (which shall be jointly administered) commenced by SFX Entertainment, Inc., and all or some of its domestic and foreign subsidiaries.

(o)           “Chief Executive Officer” means Robert F.X. Sillerman, in his capacity as Chief Executive Officer of the Company.

(p)           “Chief Restructuring Officer” means FTI Consulting, Inc., chief restructuring officer to the Company.

(q)                                 “Company” has the meaning set forth in the preamble of this Agreement.

(r)                                    “Company Termination Event” has the meaning set forth in Section 6(c).

(s)            “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order (and any exhibits, appendices and related documents) shall be materially consistent with this Agreement and the Restructuring Term Sheet and otherwise in form and substance acceptable to the Consent Parties.

(t)            “Consenting Noteholders” has the meaning set forth in the preamble of this Agreement.

(u)           “Consent Parties” means, subject to the terms of Section 25 hereof, the Company, the Requisite Noteholders and Sillerman.

(v)                                 “Cost Savings Initiatives” has the meaning set forth in Exhibit C hereto.

(w)          “DIP Budget” means the budget, in form and substance satisfactory to the Requisite Noteholders and the Company, approved by the Interim DIP Order and Final DIP Order, as the case may be, as such budget may be amended or modified from time to time in accordance with the Interim DIP Order or the Final DIP Order, as applicable.

(x)           “DIP Credit Agreement” means the loan agreement evidencing the DIP Facility consistent with the DIP Term Sheet.

(y)           “DIP Event of Default” means an “Event of Default” as defined in the DIP Facility (or any other similar event).

(z)           “DIP Facility” means the debtor-in-possession financing to be provided to the Company in accordance with and subject to the terms and conditions set forth in the DIP Credit Agreement, including all related documents, orders, agreements, instruments, schedules or exhibits to be executed and delivered in connection therewith, each of which shall be in form and substance reasonably acceptable to the Requisite Noteholders and the Company.

(aa) “DIP Facility Motion” means the motion and the proposed form of interim and final orders to be filed by the Company with the Bankruptcy Court on the Petition Date seeking approval, on an interim and final basis, of the DIP Facility and, inter alia, the use of cash collateral (including such terms and conditions relating to adequate protection in connection therewith) consistent in all material respects with the DIP Term Sheet and otherwise reasonably acceptable in form and substance to the Requisite Noteholders and the Company.

(bb) “DIP Term Sheet” means the Summary of Proposed Material Terms and Conditions attached hereto as Exhibit B hereto with respect to the DIP Facility.

(cc) “Disclosure Statement” means the disclosure statement, including any exhibits, appendices and related documents, for the Plan, as amended, supplemented or otherwise modified from time to time by the Bankruptcy Court or otherwise, that describes the Plan and is prepared and distributed in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Rule 3018 of the Federal Rules of Bankruptcy Procedure and other applicable law, and which shall be materially consistent with this Agreement and the

Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to the Consent Parties.

(dd)  “Disclosure Statement Motion” means the motion to be filed by the Company in the Chapter 11 Cases seeking entry of the Disclosure Statement Order, which motion (including any exhibits, appendices or related documents) shall be materially consistent with this Agreement and the Restructuring Term Sheet and otherwise in form and substance reasonably acceptable to the Consent Parties.

(ee)  “Disclosure Statement Order” means an order of the Bankruptcy Court approving the Disclosure Statement and the Solicitation, which order (including any exhibits, appendices or related documents) shall be materially consistent with this Agreement and the Restructuring Term Sheet and otherwise in form and substance acceptable to the Consent Parties.

(ff)     “Effective Date” means the first business day on or after the date of confirmation of the Plan on which (i) no stay of the Confirmation Order is in effect and (ii) the conditions precedent to the effectiveness of the Plan have been satisfied or are expressly waived in accordance with the terms thereof.

(gg) “Entity” means a Person, estate, trust, governmental unit, and the U.S. Trustee, within the meaning of section 101(15) of the Bankruptcy Code.

(hh) “Equity Interests” means any capital stock (including, without limitation, any common stock, the Company’s existing “Series A Preferred Stock” and the “Series B Convertible Preferred Stock”), limited liability company interests, partnership interests or other equity, ownership or profits interests in the Company, and any options, warrants, conversion privileges or rights of any kind to acquire any capital stock, limited liability company interests, partnership interests or other equity, ownership or profits interests in the Company.

(ii)           “Execution Date” has the meaning set forth in Section 12 hereof.

(jj)           “Executive Search” has the meaning set forth in Exhibit C hereto.

(kk) “Executory Contracts or Unexpired Leases” means any contracts or unexpired leases to which the Company is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

(ll)   “Final DIP Order” means the final order of the Bankruptcy Court approving the DIP Facility on a final basis, which shall be in form and substance acceptable to the Requisite Noteholders and the Company.

(mm) “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

(nn) “First Day Motions” means any “first day” or “second day”  motions  and pleadings to be filed by the Company with the Bankruptcy Court in connection with the Chapter 11 Cases, including, without limitation, the DIP Facility Motion and the RSA Assumption Motion, each of which shall be in form and substance reasonably acceptable to the Consent Parties.

(oo) “Fried Frank” means Frank, Harris, Shriver & Jacobson LLP, counsel to Sillerman.

(pp) “GAAP” means generally accepted accounting principles in the United States consistently applied.

(qq) “Governmental Authority” means any United States or other international, national, federal, state, municipal or local governmental, regulatory or administrative authority, agency or commission, licensing body or any judicial (including any state or federal court) or arbitral body or other entity exercising executive, legislative, judicial, regulatory, licensing, gaming or administrative powers or functions of government.

(rr)           “Greenberg” means Greenberg Traurig, LLP, counsel to the Company.

(ss) “Houlihan” means Houlihan Lokey Capital, Inc., financial advisor to the Initial Consenting Noteholders.

(tt) “Initial Consenting Noteholders” has the meaning set forth in the preamble of this Agreement.

(uu)  “Interim DIP Order” means the interim orders of the Bankruptcy Court approving the DIP Facility on an interim basis, each of which shall be in form and substance acceptable to the Requisite Noteholders and the Company.

(vv)         “Joinder Agreement” has the meaning set forth in Section 3(d)(i) hereof.

(ww) “Material Adverse Effect” means any event, change, effect, occurrence, development, circumstance or change of fact occurring after the date hereof that has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations, financial condition, assets or liabilities of the Company taken as a whole, or which would materially impair the Company’s ability to perform their obligations under this

Agreement, the Restructuring Term Sheet or the Plan, or have a materially adverse effect on or prevent or materially delay the consummation of the Plan Transaction beyond the time periods contemplated by the Restructuring Term Sheet and the DIP Term Sheet; provided, however, that “Material Adverse Effect” shall not include any event, effect, occurrence, development, circumstance or change of fact arising out of, resulting from or attributable to (a) conditions or effects that generally affect the industries and markets in which the Company operate, (b) general economic conditions affecting the United States or those countries within which the Company operate, (c) effects resulting from changes generally affecting financial, banking, credit, securities, or commodities markets, the economy in general, prevailing interest rates or general capital market conditions in the United States or those countries within which the Company operates, (d) a change in GAAP or regulatory accounting principles or interpretations thereof after the date hereof, or a change in applicable law or interpretations thereof by any Governmental Authority after the date hereof, (e) the announcement of the filing of the Chapter 11 Cases, the Plan Transaction, the pendency of the Plan Transaction, the prosecution of the Chapter 11 Cases or compliance by any Party with the covenants and agreements herein or in the Plan, the Plan Process Documents or the Restructuring Term Sheet, or (f) any act of war or terrorism (or, in each case, escalation thereof) or declaration of a national emergency, if the Company taken as a whole is disproportionately affected thereby relative to the other participants in the industries in which the Company operates (but taking into account for purposes of determining a Material Adverse Effect only the disproportionate impact)).

(xx)         “Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

(yy)  “Petition Date” means the date of the commencement of the Chapter 11 Cases in the Bankruptcy Court.

(zz) “Plan” means a plan of reorganization under the Bankruptcy Code, which shall be consistent in all respects with the terms and conditions of this Agreement and the Restructuring Term Sheet and otherwise acceptable in form and substance to the Consent Parties.

(aaa) “Plan Process Documents” means all material agreements, instruments, pleadings, orders or other related documents utilized to implement the Plan Transaction and to obtain confirmation of the Plan, including, but not limited to, this Agreement, the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Motion, the Disclosure Statement Order, the ballots, the motion to approve the form of ballots and solicitation procedures, the order of the Bankruptcy Court approving the form of ballots and solicitation procedures and the Confirmation Order, each of which shall (i) contain terms and conditions materially consistent with this Agreement and the Restructuring Term Sheet, (ii) as applicable, be filed with the Bankruptcy Court, and (iii) be in form and substance reasonably acceptable to (unless otherwise specifically provided in this Agreement that such document shall be “acceptable” (i.e., without any reasonableness qualifier)) to the Consent Parties.

(bbb) “Plan Supplement” means any supplement to the Plan, to be filed with the Bankruptcy Court, in form and substance acceptable to the Consent Parties.

(ccc) “Plan Transaction” has the meaning set forth in the “Preliminary Statements” of this Agreement.

(ddd) “Qualified Marketmaker” means an entity that holds itself out to the public or applicable private markets as standing ready in the ordinary course of business to purchase from customers claims against the Company, in its capacity as a dealer or marketmaker in claims against the Company.

(eee)     “Qualified Unrestricted Claims” has the meaning set forth in Section 3(d)(ii) hereof.

(fff) “Requisite Noteholders” means, at any time of determination, Initial Consenting Noteholders who collectively hold at least a majority in principal amount of the Second Lien Notes then held by the Initial Consenting Noteholders in the aggregate. The agreements, consents, decisions, directions, acceptances or approvals of the Requisite Noteholders with respect to the matters set forth in this Agreement and the Restructuring Term Sheet shall be binding on all Consenting Noteholders.

(ggg)   “Requisite Noteholder Termination Event” has the meaning set forth in Section 6(a).

(hhh)   “Restructuring Milestones” means the milestones as set forth in Exhibit C hereto.

(iii) “Restructuring Support Advisors” means (i) Stroock, (ii) Houlihan, (iii) Young Conaway, and (iv) such other professionals retained by the Initial Consenting Noteholders with the consent of the Company.

(jjj) “Restructuring Support Effective Date” means, as to each Party, the date upon which this Agreement becomes effective and binding on such Party in accordance with the provisions of Section 12 hereof.

(kkk) “Restructuring Support Period” means the period commencing on the Restructuring Support  Effective Date and ending on the date  on which this Agreement is terminated in accordance with Section 6 hereof as to such Party.

(lll) “Restructuring Term Sheet” has the meaning set forth in the “Preliminary Statements” of this Agreement.

(mmm) “RSA Assumption Motion” means the motion and proposed form of order to be filed by the Company with the Bankruptcy Court on or as soon as practicable (but in any event, within ten (10) calendar days) after the Petition Date, each of which shall be in form and substance reasonably acceptable to the Consent Parties, seeking the approval and assumption of this Agreement pursuant to section 365 of the Bankruptcy Code, authorizing the payment of certain fees, expenses and other amounts hereunder, and granting related relief.

(nnn) “RSA Order” means an order of the Bankruptcy Court, in form and substance acceptable to the Consent Parties, approving the RSA Assumption Motion.

(ooo)   “Search Firm” has the meaning set forth in Exhibit C hereto.

(ppp)   “Search Firm Engagement Terms” has the meaning set forth in Exhibit C hereto.

(qqq)   “Search Firm Motion” has the meaning set forth in Exhibit C hereto.

(rrr)         “Second Lien Claims” means any and all claims arising under the Second Lien Indenture or the Second Lien Notes.

(sss)        “Second Lien Indenture”  has the meaning set forth in the  “Preliminary Statements” of this Agreement.

(ttt)         “Second Lien Notes” has the meaning set forth in the “Preliminary Statements” of this Agreement.

(uuu)   “SFX” has the meaning set forth in the preamble of this Agreement.

(vvv) “SFX Entities” means, collectively, (i) SFX Entertainment, Inc., and (ii) all direct and indirect domestic and controlled foreign subsidiaries and controlled affiliates of SFX Entertainment, Inc. (whether or not wholly owned), regardless of whether such entities are or become debtors in the Chapter 11 Cases.

(www) “Sillerman” has the meaning set forth in the preamble of this Agreement.

(xxx) “Sillerman Termination Event” has the meaning set forth in Section 6(d) of this Agreement.

(yyy)  “Solicitation” means the solicitation of votes in connection with the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.

(zzz) “Stroock” means Stroock & Stroock & Lavan LLP, counsel to the Initial Consenting Noteholders.

(aaaa) “Transaction Expenses” means all pre- and post-petition fees, costs and expenses of each of the Initial Consenting Noteholders (including, without limitation, all reasonable and documented pre- and post-petition fees (including success or completion fees), costs, expenses and disbursements of the Restructuring Support Advisors), in each case, solely in connection with the negotiation, formulation, preparation, execution, delivery, implementation and consummation of this Agreement, the Restructuring Term Sheet, the Plan, the other Plan Process Documents, the Plan Transaction, the transactions contemplated hereunder and under the Restructuring Term Sheet and the DIP Term Sheet, and all transactions related hereto and thereto; provided, that Transaction Expenses shall not include fees and expenses of counsel or advisors to the Initial Consenting Noteholders other than the Restructuring Support Advisors.

(bbbb) “Young Conaway” means Young Conaway Stargatt & Taylor, LLP, Delaware bankruptcy counsel to the Initial Consenting Noteholders.

Rules of Construction. For the avoidance of doubt, (1) each reference in this Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to this Agreement and the Restructuring Term Sheet, taken as a whole and not to any particular provision of this Agreement; (2) the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation” and the word “or” is not exclusive;

(3) words importing the singular also include the plural, and references to one gender include all genders; (4) all financial statement accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect on the date of this Agreement; and (5) references to any governmental entity or any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, or judicial or administrative body, in any jurisdiction shall include any successor to such entity.

3.                                      Agreements of the Consenting Noteholders.

(a)           Support of Plan Transaction. Upon the terms and subject to the conditions hereof and the terms and conditions set forth in the Restructuring Term Sheet, each of the Consenting Noteholders agrees that, for the duration of the Restructuring Support Period, each of the Consenting Noteholders shall:

(i)            support, and take all reasonable actions necessary to facilitate the implementation or consummation of the Plan Transaction and the approval by the Bankruptcy Court of this Agreement, the DIP Facility, the orders approving the DIP Facility and the Plan Process Documents, including, without limitation, consummation and funding (if applicable to such Consenting Noteholder) of the DIP Facility, it being understood that except for funding obligations under the DIP Facility (if applicable to such Consenting Noteholder), none of the Consenting Noteholders shall be required to incur any material costs, expenses or liabilities in connection therewith;

(ii)           except in connection with the Plan Transaction, not (A) directly or indirectly seek, solicit or vote its Second Lien Claims for, support or encourage the termination or modification of the exclusive period for the filing of any plan of reorganization, proposal or offer of dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring of the Company, (B) take any other action, including but not limited to, initiating or joining in any legal proceedings or enforcing rights as a holder of Second Lien Notes, that is inconsistent with this Agreement, the Restructuring Term Sheet, the DIP Facility, the Plan or the Plan Process Documents, or is reasonably likely to prevent, interfere with, delay or impede the implementation  or consummation of the Plan Transaction (including, but not limited to, the Bankruptcy Court’s approval of the Plan Process Documents, the DIP Facility, the Plan, the Solicitation and confirmation of the Plan), or (C) encourage any person or entity to take any of the actions described in the preceding clauses (A) and (B) herein;

(iii)          in its capacity as either a holder of the Second Lien Notes or as a lender under the DIP Facility (to the extent applicable), forbear from exercising its right to “credit bid” its Second Lien Claims and liens, or its DIP Facility loans and liens (as applicable) and forebear from directing the indenture trustee for the Second Lien Notes or the DIP Facility agent to exercise any such right to “credit bid,” in each case, without the prior written consent of the Requisite Noteholders;

(iv)          not consent to, or otherwise directly or indirectly support, solicit, assist, encourage  or  participate  in  the  formulation,  pursuit  or  support  of,  any  restructuring  or reorganization of the Company (or any plan or proposal in respect of the same) other than the Plan Transaction;

(v)           (A) subject to the receipt by the Consenting Noteholders of an approved Disclosure Statement in accordance with the Solicitation, timely vote, or cause to be voted, all of its Second Lien Claims to accept the Plan, and (B) subject to Section 6(e) hereof, not change, withdraw or revoke such vote (or cause or direct such vote to be changed, withdrawn or revoked);

(vi)          timely vote or cause to be voted all of its Second Lien Claims, as applicable, against and not consent to, or otherwise directly or indirectly support, solicit, assist, encourage or participate in the formulation, pursuit or support of, any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) other than the Plan Transaction; and

(vii)         not commence, support or join any litigation or adversary proceeding against Sillerman.

(b)           Certain Conditions.  The obligations of the Consenting Noteholders set forth in Section 3(a) above are subject to the following conditions:

(i)            this Agreement shall have become effective in accordance with the provisions of Section 12 hereof;

(ii)           the Restructuring Term Sheet shall be acceptable in all respects to the Requisite Noteholders (it being understood that signatures hereto of the Requisite Noteholders shall satisfy this condition); and

(iii)          this Agreement shall not have terminated in accordance with the terms of Section 6 hereof as to the Consenting Noteholders.

(c)                                  Rights of the Consenting Noteholders Unaffected. Nothing contained herein shall (i) limit (A) the right of any Consenting Noteholder to consult with any other Consenting Noteholder, Sillerman or the Company or (B) the rights of the Consenting Noteholders under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including, without limitation, appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as such consultation or appearance is not in breach of or inconsistent with the obligations of the Consenting Noteholders hereunder or under the terms of the Restructuring Term Sheet and are not prohibited by this Agreement or for the purpose of hindering, delaying or preventing the consummation of the Plan Transaction; (ii) limit the ability of any Consenting Noteholder to sell or enter into any transactions in connection with Second Lien Notes or any other claims against or interests in the Company, subject to Sections 3(d) and (e) hereof; or (iii) limit the rights of any Consenting Noteholder under the Second Lien Indenture or constitute a waiver or amendment of any provisions of the Second Lien Indenture, subject to Section 3(a) above.

(d)                                 Transfers.

(i)            The Consenting Noteholders agree that, for the duration of the Restructuring Support Period, none of the Consenting Noteholders shall sell, contract to sell, give, transfer, loan, issue, pledge, encumber, grant a security interest in (except for blanket security interests of lenders to any of the Consenting Noteholders), hypothecate, assign, offer or otherwise transfer or dispose of (including by participation) any economic, voting or other rights in or to, directly or indirectly, in whole or in part, all or any portion of any of the Second Lien Claims, other claims or Equity Interests, as applicable, or any option thereon or any right or interest therein (including grant any proxies, deposit any Second Lien Notes, instruments representing other claims or Equity Interests into a voting trust or enter into a voting agreement with respect to any Second Lien Notes, other claims or Equity Interests), unless the transferee thereof either (i) is a Consenting Noteholder, or (ii) prior to such transfer, agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement applicable to the Consenting Noteholders (including with respect to any and all claims or interests it already may hold against or in the Company prior to such transfer) by executing the joinder attached hereto as Exhibit D (the “Joinder Agreement”), and delivering an executed copy thereof, within two (2) business days of closing of such sale or transfer, to Stroock, Greenberg and Fried Frank, in which event (x) the transferee shall be deemed to be a Consenting Noteholder hereunder to the extent of such transferred rights and obligations and (y) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Notwithstanding anything contained herein to the contrary, during the Restructuring Support Period, a Consenting Noteholder may offer, sell or otherwise transfer any or all of its holdings of Second Lien Claims, other claims or Equity Interests, as applicable, to any entity that, as of the date of transfer, controls, is controlled by or is under common control with any Consenting Noteholder; provided, however, that such entity shall automatically be subject to the terms of this Agreement and deemed a Consenting Noteholder party hereto and shall execute a Joinder Agreement hereto. The Consenting Noteholders agree that any sale, transfer or assignment of any Second Lien Claims, other claims or Equity Interests, as applicable, that does not comply with the terms and procedures set forth herein shall be void ab initio, and the Parties shall have the right to enforce the voiding of such transfer.

(ii)           Notwithstanding the foregoing, a Qualified Marketmaker, acting solely in its capacity as such, that acquires any Second Lien Claims subject to this Agreement shall not be required to executed a Joinder Agreement or otherwise agree to be bound by the terms and conditions set forth herein if, and only if, such Qualified Marketmaker sells or assigns such Second Lien Claims within ten (10) business days of its acquisition and the purchaser or assignee of such Second Lien Claims is a Consenting Noteholder or an entity that executes and provides a Joinder Agreement in accordance with the terms set forth herein; provided that if a Qualified Marketmaker, acting solely in its capacity as such, acquires Second Lien Claims from an entity who is not a Consenting Noteholder with respect to such debt (collectively, “Qualified Unrestricted Claims”), such Qualified Marketmaker may transfer any right, title or interest in such Qualified Unrestricted Claims without the requirement that the transferee execute a Joinder Agreement; provided further that any such Qualified Marketmaker that is a Party to this Agreement shall otherwise be subject to the terms and conditions of this Agreement with respect to Qualified Unrestricted Claims pending the completion of any such Transfer.

(e)           Additional Claims or Equity Interests. To the extent that any of the Consenting Noteholders (i) acquire additional Second Lien Claims, (ii) hold or acquire any other claims against the Company, or (iii) hold or acquire any Equity Interests in the Company, such Consenting Noteholders agree that such additional Second Lien Claims or other claims or Equity Interests shall be subject to this Agreement and that, for the duration of the Restructuring Support Period, such Consenting Noteholder shall support the Plan Transaction, and shall vote (or cause to be voted) any such additional Second Lien Claims or other claims or Equity Interests entitled to vote on the Plan (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with Section 3(a) hereof.

4.                                      Agreements of Sillerman.

(a)           Support of Plan Transaction. Upon the terms and subject to the conditions hereof and the terms and conditions set forth in the Restructuring Term Sheet, Sillerman agrees that, for the duration of the Restructuring Support Period, Sillerman shall:

(i)            support, and take all reasonable actions necessary to facilitate the implementation or consummation of the Plan Transaction and the approval by the Bankruptcy Court of this Agreement, the DIP Facility, the orders approving the DIP Facility and the Plan Process Documents, it being understood that Sillerman shall not be required to incur any material costs, expenses or liabilities in connection therewith except as expressly set forth therein;

(ii)           except in connection with the Plan Transaction, not (A) directly or indirectly seek, solicit or vote his Equity Interests for, support or encourage the termination or modification of the exclusive period for the filing of any plan of reorganization, proposal or offer of dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring of the Company, (B) take any other action, including but not limited to, initiating or joining in any legal proceedings or enforcing rights as a holder of Equity Interests, that is inconsistent with this Agreement, the Restructuring Term Sheet, the DIP Facility, the Plan or the Plan Process Documents, or is reasonably likely to prevent, interfere with, delay or impede the implementation or consummation of the DIP Facility or the Plan Transaction (including, but not limited to, the

Bankruptcy Court’s approval of the Plan Process Documents, the Plan, the Solicitation and confirmation of the Plan), or (C) encourage any person or entity to take any of the actions described in the preceding clauses (A) and (B) herein;

(iii)                               not authorize any disbursements to be made by the SFX Entities;

(iv)          not engage in any discussions or negotiations on behalf of the SFX Entities with any party where Sillerman has, or would have, a personal economic interest (including, for the avoidance of doubt, compromising any claim on behalf of the SFX Entities) without being accompanied in any such discussions or negotiations by a representative of FTI Consulting, Inc.;

(v)           not commence, support or join any litigation or adversary proceeding against any Consenting Noteholder;

(vi)          not consent to, or otherwise directly or indirectly support, solicit, assist, encourage or participate in the formulation, pursuit or support of, any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) other than the Plan Transaction;

(vii)                           not directly or indirectly, on his own behalf or on behalf of any other party (i)   take any action which is intended, or would reasonably be expected, to harm any of the SFX Entities or their reputations in any manner or which would reasonably be expected to lead to unwanted or unfavorable publicity to any of the SFX Entities, (ii) induce or attempt to induce any officer, director, or employee to leave the SFX Entities, (iii) solicit the business of any contract counterparty of the SFX Entities or any party with whom the SFX Entities have a business relationship, and (iv) compete with the SFX Entities in any manner;

(viii)        (A) subject to the receipt by Sillerman of an approved Disclosure Statement in accordance with the Solicitation, if solicited to do so, timely vote, or cause to be voted, all of his claims and Equity Interests to accept the Plan, and (B) subject to Section 6(e) hereof, not change, withdraw or revoke such vote (or cause or direct such vote to be changed, withdrawn or revoked); and

(ix)          timely vote or cause to be voted all of his claim and Equity Interest, as applicable, against and not consent to, or otherwise directly or indirectly support, solicit, assist, encourage or participate in the formulation, pursuit or support of, any restructuring or reorganization of the Company (or any plan or proposal in respect of the same) other than the Plan Transaction.

(b)           Certain Conditions.  The obligations of Sillerman set forth in Section 4(a) above are subject to the following conditions:

(i)            this Agreement shall have become effective in accordance with the provisions of Section 12 hereof;

(ii)           the Restructuring Term Sheet shall be acceptable in all respects to Sillerman (it being understood that signature hereto of Sillerman shall satisfy this condition); and

(iii)          this Agreement shall not have terminated in accordance with the terms of Section 6 hereof with respect to Sillerman.

(c)           Rights of Sillerman Unaffected. Nothing contained herein shall (i) limit (A) the right of Sillerman to consult with any Consenting Noteholder or the Company or (B) the rights of Sillerman under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including, without limitation, appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as such consultation or appearance is not in breach of or inconsistent with the obligations of the Sillerman hereunder or under the terms of the Restructuring Term Sheet and are not prohibited by this Agreement or are not for the purpose of hindering, delaying or preventing the consummation of the Plan Transaction; (ii) limit the ability of Sillerman to sell or enter into any transactions in connection with Equity Interests or any other claims against or interests in the Company, subject to Sections 4(d) and (e) hereof; or (iii) limit Sillerman’s ability to act in a manner consistent with his fiduciary duties to the Company as an officer and/or director.

(d)           Transfers. Sillerman agrees that, for the duration of the Restructuring Support Period, Sillerman shall not sell, contract to sell, give, transfer, loan, issue, pledge, encumber, grant a security interest in (except for blanket security interests of lenders to Sillerman), hypothecate, assign, offer or otherwise transfer or dispose of (including by participation) any economic, voting or other rights in or to, directly or indirectly, in whole or in part, all or any portion of any of the Equity Interests or other claims, as applicable, or any option thereon or any right or interest therein (including grant any proxies, deposit any Equity Interests or instruments representing other claims or Equity Interests into a voting trust or enter into a voting agreement with respect to any Equity Interests or other claims), unless the transferee thereof prior to such transfer, agrees in writing for the benefit of the Parties to be bound by all of the terms of this Agreement applicable to the Sillerman (including with respect to any and all claims or interests it already may hold against or in the Company prior to such transfer) by executing a Joinder Agreement, and delivering an executed copy thereof, within two (2) business days of closing of such sale or transfer, to Stroock and Greenberg, in which event (x) the transferee shall be deemed to have taken the place of Sillerman hereunder to the extent of such transferred rights and obligations and (y) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Notwithstanding anything contained herein to the contrary, during the Restructuring Support Period, Sillerman may offer, sell or otherwise transfer any or all of his holdings of Equity Interests or other claims, as applicable, to any entity that, as of the date of transfer, controls, is controlled by or is under common control with Sillerman; provided, however, that such entity shall automatically be subject to the terms of this Agreement and shall execute a Joinder Agreement hereto. Sillerman agrees that any sale, transfer or assignment of any Equity Interests or other claims, as applicable, that does not comply with the terms and procedures set forth herein shall be void ab initio, and the Parties shall have the right to enforce the voiding of such transfer.

(e)           Additional Equity Interests or Claims. To the extent that Sillerman (i) acquires additional claims or Equity Interests, (ii) holds or acquires any claims against the Company, or (iii) holds or acquires any additional Equity Interests in the Company, Sillerman agrees that such additional Equity Interests shall be subject to this Agreement and that, for the duration of the

Restructuring Support Period, Sillerman shall support the Plan Transaction, and shall vote (or cause to be voted) any claims or Equity Interests entitled to vote on the Plan (in each case, to the extent still held by it or on its behalf at the time of such vote) in a manner consistent with Section  4(a) hereof.

5.                                      Agreements of the SFX Entities.

(a)           Affirmative Covenants. Upon the terms and subject to the conditions of this Agreement and the Restructuring Term Sheet, the Company agrees that, for the duration of the Restructuring Support Period, unless otherwise expressly consented to in advance in writing by the Requisite Noteholders, the Company shall:

(i)            (A) commence the Chapter 11 Cases in the Bankruptcy Court on or before February 2, 2016; (B) file the DIP Facility Motion and the RSA Assumption Motion as required by the Restructuring Term Sheet; (C) file the Plan Process Documents with the Bankruptcy Court in accordance with the Restructuring Milestones (as applicable); (D) use commercially reasonable efforts to seek and obtain Bankruptcy Court approval of the DIP Motion, the RSA Assumption Motion, and the Plan Process Documents on or before the Restructuring Milestones (as applicable); (E) support the Plan Transaction and use commercially reasonable efforts to take all actions contemplated by the Restructuring Term Sheet and that are necessary to facilitate, effectuate and promptly consummate the Plan Transaction; and (F) comply with all Restructuring Milestones;

(ii)           take all actions (a) contemplated by the Restructuring Term Sheet and the Plan Process Documents and comply with all terms and conditions of this Agreement and the Restructuring Term Sheet, (b) which are necessary to facilitate the implementation or consummation of the Plan Transaction, and (c) which are necessary to obtain approval by the Bankruptcy Court of the Plan Process Documents;

(iii)          (A) promptly, and in any event within two (2) business days, inform the Restructuring Support Advisors and Sillerman of any oral or written proposals and indications of interest sent and/or received related to a potential sale of any assets of the Company (and to the extent such materials are written, provide a copy to the Restructuring Support Advisors), (B) promptly provide the Restructuring Support Advisors and Sillerman with access to the Company’s advisors with respect to any such potential sale of assets; (C) promptly disclose the identity of any party making a proposal or indication of interest to the Restructuring Support Advisors and Sillerman and, (D) with Company consent, allow the Restructuring Support Advisors and Sillerman to participate in any management presentations, conference calls held between the Company and/or its advisors with the prospective purchasers of the Company’s assets, and similar discussions held between the Company and/or its advisors and the prospective purchasers of the Company’s assets;

(iv)          provide prompt written notice to the Consenting Noteholders, the Restructuring Support Advisors and Sillerman of (A) the occurrence, or failure to occur, of any event of which the Company has knowledge which occurrence or failure would be likely to cause (1) any representation or warranty of the Company contained in this Agreement, the Restructuring Term Sheet, the DIP Facility or the Plan Process Documents being untrue or inaccurate in any material respect, (2) any covenant of any of the Company contained in this Agreement, the Restructuring Term Sheet, the DIP Facility or the Plan Process Documents not to be satisfied in any material respect or (3) any condition precedent contained in this Agreement, the Restructuring Term Sheet, the DIP Facility or the Plan Process Documents not occurring or becoming impossible to satisfy; (B) receipt of any written notice from any third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Plan Transaction; (C) receipt of any written notice from any governmental body in connection with this Agreement, the Restructuring Term Sheet, the DIP Facility or the Plan Process Documents or the transactions contemplated by the Plan Transaction; (D) receipt of any written notice of any proceeding commenced, or, to the knowledge of the Company, threatened against the Company, relating to or involving or otherwise affecting in any material respect the transactions contemplated by the Plan Transaction; (E) any failure of the Company to comply, in any material respect, with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or under the Restructuring Term Sheet, the DIP Facility or the Plan Process Documents; and (F) any notice of alleged default, breach, waiver or termination of this Agreement, the Restructuring Term Sheet, the DIP Facility or the Plan Process Documents;

(v)           (A) notify the Restructuring Support Advisors and Sillerman promptly in writing, and in any event within two (2) business days, after receipt by the Company of any Alternative Transaction Proposal, or any request for nonpublic information relating to an Alternative Transaction Proposal, which notice shall (1) indicate the identity of the person or entity submitting or making the Alternative Transaction Proposal or requesting non-public information related thereto, and (2) include a copy (or a summary, if such Alternative Transaction Proposal was orally made) of the terms of any such Alternative Transaction Proposal; and (B) use commercially reasonable efforts to keep the Restructuring Support Advisors informed of all material terms, on a regular basis either orally or in writing, with respect to any changes in the status and any material changes or modifications in the terms of any Alternative Transaction Proposal or request for non-public information; provided, however, that, the Company shall not enter into any confidentiality or other agreement that would reasonably be expected to impede their ability to comply with their obligations under this subclause (v).

(vi)          take commercially reasonably efforts to complete the preparation, as soon as reasonably practicable after the date hereof (and in any case, in compliance with the applicable Restructuring Milestones), of all Plan Process Documents which are necessary to consummate the Plan Transaction;

(vii)         except where not practicable, provide draft copies of all documents, motions, orders, procedures, agreements and other papers (including, without limitation, the First Day Motions) the Company intends to file with the Bankruptcy Court primarily related to the Plan Transaction to the Restructuring Support Advisors within three (3) business days prior to the date the Company intends to file any such document, motion, order, procedure, agreement or other paper, and in advance of any such proposed filing with the Bankruptcy Court, obtain the consent of the Restructuring Support Advisors regarding the form and substance of any such proposed filing regarding a material document, motion, order, procedure, agreement or other papers, and otherwise consult with the Restructuring Support Advisors regarding the form and substance of any such proposed filing regarding a non-material document, motion, order, procedure, agreement or other papers;

(viii)        unless otherwise required by the Bankruptcy Court, cause the amount of Second Lien Claims held by the Consenting Noteholders identified on the signature pages attached to this Agreement to be redacted to the extent this Agreement or the Restructuring Term Sheet is filed on the docket maintained in the Chapter 11 Cases or otherwise made publicly available;

(ix)          timely file a formal objection to any motion filed with the Bankruptcy Court by any party seeking (A) the entry of an order (x) directing the appointment of an examiner with expanded powers or a trustee, (y) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (z) dismissing the Chapter 11 Cases; (B) the entry of an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization; (C) confirmation or approval of an Alternative Transaction; or (D) other relief that would be inconsistent with this Agreement, the Restructuring Term Sheet, the DIP Facility agreement or any Plan Process Document;

(x)           provide to the Consenting Noteholders and the Restructuring Support Advisors, subject to such confidentiality restrictions as reasonably required by the Company (it being understood that the Company will not require any confidentiality restrictions that are in addition to the confidentiality restrictions set forth in any non-disclosure agreement between such Consenting Noteholder and the Company that is in effect on the date hereof), reasonable information with respect to all material Executory Contracts and Unexpired Leases of the Company for the purposes of concluding which Executory Contracts and Unexpired Leases the Company intends (with the consent of the Requisite Noteholders) to assume, assume and assign or reject in the Chapter 11 Cases;

(xi)          obtain the consent of the Requisite Noteholders with respect to any proposed settlement by the Company of any claim, litigation, dispute, controversy, cause of action, proceeding, appeal, determination, investigation, matter or otherwise that will require the payment of any amount in excess of $100,000 (whether such payments are made individually or in the aggregate);

(xii)         indefeasibly pay in full in cash, all fees (including success and/or completion fees), costs, expenses, charges, disbursements and all other amounts provided for in Section 14 hereof;

(xiii)        support the mutual release and exculpation provisions to be provided in the Plan, in accordance with the terms of the Restructuring Term Sheet;

(xiv)                       comply with the Restructuring Milestones as set forth in Exhibit C hereto;

(xv)         use commercially reasonable efforts to obtain any and all governmental, regulatory or other approvals necessary to the implementation or consummation of the Plan Transaction or the approval by the Bankruptcy Court of the Plan Process Documents;

(xvi)        subject to the Approved Budget and any fee review process imposed by the Bankruptcy Court, reimburse Sillerman for reasonable and documented out-of-pocket pre- and post-petition attorney and advisor fees and expenses incurred by Sillerman solely in connection with the negotiation, formulation, preparation, execution, delivery, implementation and consummation of this Agreement, the Restructuring Term Sheet, the Plan, the other Plan Process Documents, the Plan Transaction, the transactions contemplated hereunder and under the Restructuring Term Sheet;

(xvii)       if any action is brought or pending against Robert F.X. Sillerman during the pendency of the Chapter 11 Cases in which the Company is a co-defendant or in which the SFX Entities could have a claim asserted against them (and such action is not stayed by the court in which it is pending), the Company shall use its commercially reasonable efforts to promptly file a motion, and will consult with Sillerman on the form and substance of the motion, to obtain an order staying or enjoining the continuation of such action;

(xviii)      issue a press release that is acceptable to the Requisite Noteholders upon the retention of a new CEO; and

(xix)        within 5 business days of the Petition Date, provide the Restructuring Support Advisors and the Requisite Noteholders with a schedule of all known disbursements (in one or a series of transactions) in excess of $250,000 for the six month period following the Petition Date, along with a description of how the Company’s normal operating and payment procedures function with respect to such disbursements, and the Company and the Requisite Noteholders shall thereafter implement a reasonably acceptable process for obtaining Requisite Noteholder consent to such disbursements.

(b)           Negative Covenants. Upon the terms and subject to the conditions of this Agreement and the Restructuring Term Sheet, the Company agrees that, for the duration of the Restructuring Support Period, unless (x) otherwise permitted or required by this Agreement or the Restructuring Term Sheet, or (y) otherwise expressly consented to in advance in writing by the Requisite Noteholders and Sillerman, the Company shall not:

(i)            propose, support, assist, engage in negotiations in connection with or participate in the formulation of, any (x) restructuring or reorganization of the Company (or any plan or proposal in respect of the same), including, for the avoidance of doubt, any Alternative Transaction, other than the Plan Transaction, or (y) sale of assets of the Company or the SFX Entities;

(ii)           materially amend or modify any Plan Process Document, in whole or in part, in a manner that is not consistent in any material respect with this Agreement and the Restructuring Term Sheet;

(iii)          withdraw or revoke the Plan or publicly announce its intention not to pursue the Plan;

(iv)          take any action in connection with the Plan Transaction that is not consistent in any material respect with this Agreement or the Restructuring Term Sheet;

(v)           amend, withdraw, modify, file or agree to any Plan Process Document (including any modifications or amendments thereof) that, in whole or in part, is not consistent in any material respect with this Agreement, the Restructuring Term Sheet or the Plan and is not otherwise acceptable to the Requisite Noteholders and Sillerman; provided, that notwithstanding anything to the contrary in this Agreement or any Plan Process Document (but subject to Section 25 hereof), neither the Plan Process Documents, the Restructuring Term Sheet nor this Agreement may be amended in any way that is materially adverse to (A) any Second Lien Claims held by a holder thereof in a manner that is not similarly adverse to the Second Lien Claims held by all other holders thereof (without giving effect to the number or amount of Second Lien Claims so held and without giving consideration to any personal circumstances applicable to any such holder) without the consent of the holder of such materially adversely affected Second Lien Claims or (B) Sillerman without the consent of Sillerman;

(vi)          move for an order authorizing or directing the assumption or rejection of an Executory Contract or Unexpired Lease without the consent of the Requisite Noteholders;

(vii)         commence an avoidance action or other legal proceeding that challenges the validity, enforceability or priority of the Second Lien Indenture or the Second Lien Claims;

(viii)        commence, support or join any litigation or adversary proceeding against the Consenting Noteholders or Sillerman;

(ix)          issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its Equity Interests, including, without limitation, capital stock or limited liability company interests;

(x)           other than as required by the Plan, amend or propose to amend its respective certificate or articles of incorporation, bylaws or comparable organizational documents in a manner inconsistent with this Restructuring Support Agreement or the Restructuring Term Sheet;

(xi)          split, combine or reclassify any outstanding shares of its capital stock or other Equity Interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its Equity Interests;

(xii)         redeem, purchase or acquire or offer to acquire any of its Equity Interests, including, without limitation, capital stock or limited liability company interests;

(xiii)        except as permitted by the DIP Term Sheet or the Restructuring Term Sheet, acquire or divest (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) (A) any corporation, partnership, limited liability company, joint venture or other business organization or division or (B) assets of the Company, other than in the ordinary course of business;

(xiv)        enter into any commitment or agreement with respect to exit financing other than the facilities contemplated under the DIP Facility, the New First Lien Facility, the Plan Process Documents, this Agreement or the Restructuring Term Sheet;

(xv)                          incur or suffer to exist any indebtedness or debt, or guarantee any indebtedness or enter into any “keep well” or other agreement to maintain any financial condition of another person, except indebtedness existing and outstanding immediately prior to the date hereof, trade payables and liabilities arising and incurred in the ordinary course of business, and indebtedness arising under the DIP Facility;

(xvi)                       change materially its financial or tax accounting methods, except insofar as may have been required by a change in GAAP or applicable law, or revalue any of its material assets;

(xvii)                    (A) enter into, adopt or amend any collective bargaining agreements, works council or similar agreement with any labor union or labor organization representing employees or the Company; (B) enter into, adopt or amend any existing employment agreements or any management compensation or incentive plans, or increase in any manner the compensation or benefits (including severance) of any director, officer or management level employee of the Company; or (C) enter into or amend any existing employee agreements or any benefit or compensation plans except in the ordinary course of business consistent with past practices; in each case, except as may be expressly permitted under this Agreement or the Restructuring Term Sheet;

(xviii)                 incur any liens or security interests, other than those existing immediately prior to the date hereof, those permitted under the DIP Facility or those granted under the DIP Facility;

(xix)                       make any disbursement (in one or a series of transactions) in an amount in excess of $50,000 without the approval of the Chief Restructuring Officer (or an employee of FTI Consulting, Inc. designated by the Chief Restructuring Officer to approve such disbursements); provided, however, that under no circumstance shall Sillerman have authority to make or decide to make any disbursements on behalf of the Company;

(xx)                          enter into any commitment or agreement with respect to debtor-in- possession financing, cash collateral and/or exit financing, except for the DIP Facility;

(xxi)                       (A) assume any contract for employment and/or engagement letter of Moelis & Company (in any capacity) during the Chapter 11 Cases without the consent of the Requisite Noteholders, and (B) seek Bankruptcy Court approval to retain Moelis & Company (in any capacity) without the consent of the Requisite Noteholders;

(xxii)                    except for transactions in the ordinary course of business not with Sillerman and other than with respect to the Company’s actions pursuant to Sections 5(a)(xvi) or (xvii), take any action, enter into any agreement, contract or other arrangement, amend, supplement or otherwise modify any existing agreement, contract or other arrangement, effect any transaction or commit to enter into or otherwise effect any of the foregoing with any Affiliate of the Company, or that provides (directly or indirectly) any benefit (economic or otherwise) to, any Affiliate of the Company (or, in any such case, any employee, officer, director, manager, shareholder, member or partner of the Company or any Affiliate of the Company, or any such individual’s parents, spouse or descendants, or any trust or entity which is for the benefit of such individual and/or such individual’s relatives), other than any of the foregoing that is done with the consent of the Requisite Noteholders; provided, however, that the Company shall not enter into any ordinary course transactions (or series of related transactions) with an Affiliate (other than those pre-approved pursuant to the DIP Facility) in an amount in excess of $100,000 without the consent of the Chief Restructuring Officer and, in any event, compliance with the DIP Budget; and

(xxiii)                 for the six month period following the Petition Date, make any disbursement (in one or a series of transactions) in an aggregate amount in excess of $450,000 for costs and expenses in connection with a special-purpose medically equipped airplane to be used by Robert F.X. Sillerman, which airplane shall only be used for legitimate corporate purposes; provided, however, that any reimbursement of costs and expenses in connection therewith shall be subject to the pre-approval of the Chief Restructuring Officer; provided, further, however, the Company shall not pay any costs and expenses in connection with such airplane (A) in excess of $450,000, and (B) after the date that is six months following the Petition Date, in each case, without the consent of the Requisite Noteholders.

(c)                                  Automatic Stay. The Company acknowledges and agrees and shall not dispute that the giving of notice of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Company hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice).

6.                                      Termination of Agreement.

(a)                                 Requisite Noteholders Termination Events. The Requisite Noteholders may elect to terminate this Agreement upon written notice to the Company, Sillerman and the other Consenting Noteholders, delivered in accordance with Section 23 hereof, at any time after the occurrence of, and during the continuation of, any of the following events (each, a “Requisite Noteholder Termination Event”), unless waived in writing by the Requisite Noteholders:

(i)                                     the failure by the Company to comply with the provisions of Sections 5(a) or 5(b) of this Agreement, or the Company shall have otherwise breached any other covenants, obligation or agreement contained in this Agreement in any material respect;

(ii)                                  the failure by Sillerman to comply with the provisions of Section 4(a) of this Agreement, or Sillerman shall have otherwise breached any other covenants, obligation or agreement contained in this Agreement in any material respect;

(iii)                               any representation or warranty made by the Company in this Agreement proves to have been materially incorrect on the Restructuring Support Effective Date (or such other applicable date with respect to a representation expressly made as to a period of time other than the Restructuring Support Effective Date);

(iv)                              any representation or warranty made by Sillerman in this Agreement proves to have been materially incorrect on the Restructuring Support Effective Date (or such other applicable date with respect to a representation expressly made as to a period of time other than the Restructuring Support Effective Date);

(v)                                 the issuance by any required Governmental Authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material component or portion of the Plan Transaction;

(vi)                              except as a result of the action or inaction of the Consenting Noteholders, the occurrence of a Material Adverse Effect, or the occurrence of any event, change, effect, occurrence, development, circumstance or change of fact that materially impairs the ability of the Company to perform their obligations under this Agreement and the Restructuring Term Sheet or has a material adverse effect on, or prevents or materially delays the consummation of, the Plan Transaction; provided, however, that the Consenting Noteholders, as the case may be, must provide written notice to the other Parties of the occurrence of any such Material Adverse Effect, event, change, effect, occurrence, development, circumstance or change of fact within three (3) business days of their actual knowledge of its occurrence;

(vii)                           except as a result of the action or inaction of the Consenting Noteholders, the Bankruptcy Court grants relief that is inconsistent with this Agreement or the Restructuring Term Sheet in any material respect;

(viii)                        except as a result of the action or inaction of the Consenting Noteholders, the Bankruptcy Court enters an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization;

(ix)                              except as necessary to implement the DIP Facility, the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the Company having an aggregate fair market value in excess of $500,000;

(x)                                 the Bankruptcy Court enters an order authorizing or directing the assumption or rejection of any Executory Contract or Unexpired Lease other than in accordance with this Agreement, the Restructuring Term Sheet, the Plan or as otherwise approved in writing by the Requisite Noteholders;

(xi)                              the commencement of an avoidance action or other legal proceeding by the Company or Sillerman to challenge the validity, enforceability or priority of the Second Lien Indenture or Second Lien Claims;

(xii)                           the Plan is amended or otherwise modified so as to be materially inconsistent with this Agreement or the Restructuring Term Sheet;

(xiii)                        (A) the occurrence of the DIP Termination Date, (B) modifications of the DIP Budget in a manner not reasonably acceptable to the Requisite Noteholders; or (C) the termination or modification of the Interim DIP Order or Final DIP Order in a manner that is not acceptable to the Requisite Noteholders;

(xiv)                the termination of any order or agreement permitting the use of cash collateral;

(xv)                          except at the request of a Consenting Noteholder, the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (C) dismissing the Chapter 11 Cases;

(xvi)                       the failure by the Company or Sillerman to satisfy any of the conditions to effectiveness set forth in the Plan by the deadlines set forth in such Plan, except as such conditions may be waived by the Parties;

(xvii)                    the failure by the Company to satisfy or comply with any of its obligations under Section 14 hereof;

(xviii)                 the Company retains any new executive officer or employee or modifies the terms of any existing arrangement with its executive officers or employees on terms not acceptable to the Requisite Noteholders;

(xix)                       except at the request of a Consenting Noteholder, the Chapter 11 Cases are involuntarily dismissed;

(xx)                          the Chief Restructuring Officer (x) resigns and (A) a new chief restructuring officer is not selected within 7 days and (B) the order approving the new chief restructuring officer is not entered within thirty (30) days after such resignation, (y) is terminated, or (z) is replaced, in each case, without the consent of the Requisite Noteholders; or

(xxi)                       the Company shall not have complied with any of the Restructuring Milestones as set forth in Exhibit C hereto.

(b)                                 Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated at any time, upon written notice to the Parties in accordance with Section 23 hereof, by mutual agreement among the Consent Parties.

(c)                                  Company Termination Events. The Company may terminate this Agreement upon written notice to Sillerman and the Consenting Noteholders, delivered in accordance with Section 23 hereof, upon the occurrence of any of the following events (the “Company Termination Events”), unless waived in writing by the Company:

(i)                                     the breach of any of the representations, warranties or covenants of the Consenting Noteholders set forth in this Agreement that would reasonably be expected to have a material adverse impact on the Company or the consummation of the Plan Transaction, and, as a result, the non-breaching Consenting Noteholders hold less than 67% of the aggregate principal amount of the Second Lien Claims;

(ii)                                  the issuance by any required Governmental Authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Plan Transaction;

(iii)                               except at the request of the Company, the Bankruptcy Court enters an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization;

(iv)                              the termination of the DIP Facility;

(v)                                 the termination of any order or agreement permitting the use of cash collateral;

(vi)                              except at the request of the Company, the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (C) dismissing the Chapter 11 Cases;

(vii)                           except at the request of the Company, the Chapter 11 Cases are involuntarily dismissed; or

(viii)                        as it determines is required pursuant to Section 27 hereof.

(d)                                 Sillerman Termination Events. Sillerman may elect to terminate this Agreement, upon written notice to the Company and the Consenting Noteholders, delivered in accordance with Section 23 hereof, at any time after the occurrence of, and during the continuation of, any of the following events (each, a “Sillerman Termination Event”), unless waived in writing by the Sillerman:

(i)                                     (A) the failure by the Company to comply with the provisions of Sections 5(a) or 5(b) of this Agreement, or (B) the Company shall have otherwise breached any other covenant, obligation or agreement contained in this Agreement in any material respect, in the case of each of (A) or (B), unless such provision, covenant, obligation or agreement runs solely to the benefit of another Party;

(ii)                                  any representation made by the Company in this Agreement proves to have been materially incorrect on the Restructuring Support Effective Date (or such other applicable date with respect to a representation expressly made as to a period of time other than the Restructuring Support Effective Date), unless such representation runs solely to the benefit of another Party;

(iii)                               the breach of any of the representations, warranties or covenants of the Consenting Noteholders set forth in this Agreement that would reasonably be expected to have a material adverse impact on the Company, Sillerman or the consummation of the Plan Transaction, and, as a result, the non-breaching Consenting Noteholders hold less than 67% of the aggregate principal amount of the Second Lien Claims;

(iv)                              issuance by any required Governmental Authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material component or portion of the Plan Transaction;

(v)                                 except as a result of the action or inaction of Sillerman, the Bankruptcy Court grants relief that is inconsistent with this Agreement or the Restructuring Term Sheet in any material respect;

(vi)                              except at the request of Sillerman, the Bankruptcy Court enters an order modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan of reorganization;

(vii)                           except as necessary to implement the DIP Facility, the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the Company having an aggregate fair market value in excess of $500,000;

(viii)                        the Plan is amended or otherwise modified so as to be materially inconsistent with this Agreement or the Restructuring Term Sheet;

(ix)                              the Company (or any estate representative) or any Consenting Noteholder commences, supports or joins in any adversary proceeding against Sillerman;

(x)                                 except at the request of Sillerman, the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (C) dismissing the Chapter 11 Cases;

(xi)                              except as a result of the action or inaction of Sillerman, the failure by the Company to satisfy any of the conditions to effectiveness set forth in the Plan by the deadlines set forth in such Plan, except as such conditions may be waived by the Parties; or

(xii)                    except at the request of Sillerman, the Chapter 11 Cases are involuntarily dismissed.

(e)                                  Effect of Termination. Upon the termination of this Agreement in accordance with this Section 6, and except as provided in Section 17 herein, this Agreement shall forthwith become void and of no further force or effect and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Plan Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies that would have been available to it under applicable law, the Second Lien Indenture and any ancillary documents or agreements thereto. Notwithstanding anything to the contrary set forth is this Agreement, to the extent that any event occurs that gives rise to a termination right under this Section 6, the non-breaching Parties may agree to waive their respective termination rights with respect to each other, in which case this Agreement shall only terminate with respect to the breaching Party (and for the avoidance of doubt, this Agreement shall continue in full force and effect with respect to the non-breaching Parties); provided, however, that in no event shall any such termination (or continuation of this Agreement with respect to the non-breaching Parties) relieve a Party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination;

provided, further, that except as set forth in Section 16 hereof, the breach of this Agreement by one or more Parties shall not create any rights or remedies against any non-breaching Party. Notwithstanding anything to the contrary set forth herein, upon any such termination of this Agreement, a Consenting Noteholder or Sillerman may, so long as such termination was not caused by, or is the result of, such Consenting Noteholder’s or Sillerman’s breach of this Agreement, upon written notice to the Company and the other Parties, revoke its vote or any consents given by such Consenting Noteholder or Sillerman prior to such termination, whereupon any such vote or consent shall be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Plan Transaction and this Agreement. If this Agreement has been terminated in accordance with this Section 6 at a time when permission of the Bankruptcy Court shall be required for a Consenting Noteholder or Sillerman to change or withdraw (or cause to change or withdraw) its vote to accept the Plan, the Company shall not oppose any attempt by such Consenting Noteholder or Sillerman, as applicable, to change or withdraw (or cause to change or withdraw) such vote at such time. Neither the Consenting Noteholders nor Sillerman shall have any liability to the Company or to each other in respect of any termination of this Agreement in accordance with the terms of this Section 6.

7.                                      Good Faith Cooperation; Further Assurances; Acknowledgment; No Solicitation.

During the Restructuring Support Period, the Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable and subject to the terms hereof) in respect of (a) all matters relating to their rights hereunder in respect of the Company or otherwise in connection with their relationship with the Company, (b) all matters concerning the implementation of the Restructuring Term Sheet, and (c) the pursuit and support of the Plan Transaction (including confirmation of the Plan). Subject to any applicable confidentiality restrictions, the Company shall provide to the Restructuring Support Advisors (i) reasonable access to the Company’s books, records, facilities, management and advisors, (ii) timely and reasonably detailed responses to all reasonable diligence requests of the Restructuring Support Advisors or any Consenting Noteholder and (iii) information with respect to all Executory Contracts and Unexpired Leases. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary to carry out the purposes and intent of this Agreement, including making and filing any required governmental, regulatory or licensing filings and voting any claims or securities of the Company in favor of the Plan (provided that none of the Consenting Noteholders or Sillerman shall be required to incur any expenses (other than nominal expenses associated with the performance of its obligations hereunder), liabilities or other obligations in connection therewith), and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement or the Restructuring Term Sheet.

This Agreement is not, and shall not be deemed, a solicitation by the Company for acceptances to the Plan or a solicitation to tender or exchange any of the Second Lien Notes or Equity Interests. The acceptances of the Plan by the Consenting Noteholders and, if applicable, Sillerman will not be solicited until such Consenting Noteholders and, if applicable, Sillerman have received the Disclosure Statement and related ballot(s), as approved by the Bankruptcy Court.

8.                                      Plan Process Documents.

During the Restructuring Support Period, each Party hereby covenants and agrees (i) to negotiate in good faith the Plan Process Documents, and (ii) to execute (to the extent such Party is a party thereto) and otherwise support the Plan Process Documents. For the avoidance of doubt, during the Restructuring Support Period, each Party agrees to (a) act in good faith and use commercially reasonable efforts to support and complete successfully the implementation of the Restructuring Term Sheet, the Plan Process Documents and the Plan Transaction in accordance with the terms of this Agreement, (b) do all things reasonably necessary and appropriate in furtherance of consummating the Plan Transaction in accordance with, and within the time frames contemplated by, the Restructuring Term Sheet and this Agreement and (c) act in good faith and use commercially reasonable efforts to consummate the Plan Transaction as contemplated by the Restructuring Term Sheet and this Agreement.

9.                                      Representations and Warranties.

(a)                                 Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof:

(i)                                     such Party, to the extent applicable, is validly existing and in good standing under the laws of the jurisdiction of incorporation of its organization and has all requisite corporate, limited liability company, partnership or similar authority to (1) enter into this Agreement, (2) subject to Bankruptcy Court approval, carry out the transactions contemplated under this Agreement and the Restructuring Term Sheet and (3) subject to Bankruptcy Court approval, perform its obligations contemplated under this Agreement and the Restructuring Term Sheet; and the execution and delivery of this Agreement and the performance of such Party’s obligations under this Agreement and the Restructuring Term Sheet have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii)                                  the execution, delivery and performance by such Party of this Agreement and the Restructuring Term Sheet does not and will not (1) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or (3) violate any order, writ, injunction, decree, statute, rule or regulation;

(iii)                               the execution, delivery and performance by such Party of this Agreement and the Restructuring Term Sheet does not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission (to the extent applicable) and in connection with the Chapter 11 Cases, the Plan and the Disclosure Statement; and

(iv)                              this Agreement and the Restructuring Term Sheet are the legally valid and binding obligations of such Party, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b)                                 Each Consenting Noteholder that has executed this Agreement as of the Execution Date severally (and not jointly), represents and warrants to the Company and Sillerman that, as of the date hereof, such Consenting Noteholder (i) (a) is the beneficial owner of the aggregate principal amount of the Second Lien Notes set forth below its name on the signature page hereof, which principal amount of Second Lien Notes represents the net long position of such Consenting Noteholder in the Second Lien Notes, and (b) does not currently have any of its Second Lien Notes out for borrow or loan (ii) has, with respect to the beneficial owners of such Second Lien Notes, (x) sole investment or voting discretion with respect to such Second Lien Notes, (y) full power and authority to vote on and consent to matters concerning such Second Lien Notes, or to exchange, assign and transfer such Second Lien Notes, or (z) full power and authority to bind or act on the behalf of, such beneficial owners.

(c)                                  Each Consenting Noteholder severally (and not jointly), represents and warrants to the Company and Sillerman that, such Consenting Noteholder has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any Second Lien Notes that are inconsistent with the representations and warranties of such Consenting Noteholder herein or would render such Consenting Noteholder otherwise unable to comply with this Agreement and perform its obligations hereunder.

(d)                                 Each Consenting Noteholder (severally and not jointly) represents and warrants to the Company and Sillerman that other than the Second Lien Notes set forth below its name on the signature page hereof, it does not own or control any other claims against or Equity Interests in the Company as of the date hereof except as disclosed to the Company and Sillerman in writing prior to the date hereof.

(e)                                  Sillerman represents and warrants to the Company and the Consenting Noteholders that, as of the date hereof, Sillerman (i) (a) is the beneficial owner of the Equity Interests set forth below his name on the signature page hereof and (b) does not currently have any of his Equity Interests out for borrow or loan (ii) has sole investment or voting discretion with respect to such Equity Interests, or (y) full power and authority to vote on and consent to matters concerning such Equity Interests, or to exchange, assign and transfer such Equity Interests.

(f)                                   Sillerman represents and warrants to the Company and the Consenting Noteholders that he has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any Equity Interests that are inconsistent with the representations and warranties of Sillerman herein or would render Sillerman otherwise unable to comply with this Agreement and perform its obligations hereunder.

(g)                                  Sillerman represents and warrants to the Company and the Consenting Noteholders that other than the Equity Interests described in this Agreement, he does not own or control any other claims against or Equity Interests in the Company as of the date hereof except as disclosed to the Company and the Consenting Noteholders in writing prior to the date hereof.

10.                               Publicity.

Except as otherwise required hereunder (including pursuant to the Restructuring Milestones), the Company shall submit drafts to the Consenting Noteholders and Sillerman of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement or the Restructuring Term Sheet, or any amendment to the terms of this Agreement or the Restructuring Term Sheet, at least three (3) business days prior to making any such disclosure, which such press releases and public documents shall be subject to the prior approval of the Requisite Noteholders and Sillerman; provided, that if the Requisite Noteholders and/or Sillerman do not object to the form of such press release or do not otherwise respond to such request for approval within the three (3) business day period, the Requisite Noteholders and/or Sillerman (as applicable) shall be deemed to have consented to the form of such press release. Except as permitted under the terms of any other agreement among the Parties, no Party or its advisors shall (a) use the name of any Consenting Noteholder in any public manner or (b) disclose to any person (including, for the avoidance of doubt, the Consenting Noteholders), other than advisors to the Company, the principal amount or percentage of Second Lien Notes or any other securities of the Company held by any Consenting Noteholder, in each case, without such Consenting Noteholder’s prior written consent; provided, however, that (i) if such disclosure is required by law, rule, subpoena, or other legal process or regulation, the disclosing Party shall afford the Consenting Noteholder a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of the Second Lien Notes held by the Consenting Noteholders collectively. Notwithstanding the provisions in this Section 10, (x) any Party hereto may disclose the identities of the Parties hereto in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof, and (y) any Party hereto may disclose, to the extent consented to in writing by the affected Consenting Noteholder, such Consenting Noteholder’s identity.

11.                               Amendments and Waivers.

This Agreement, including any exhibits or schedules hereto (including the Restructuring Term Sheet), and each of their respective terms and conditions, may not be modified, amended or supplemented except in a writing signed by the Consent Parties; provided, however, that (i) any modification of, or amendment or supplement to, this Section 11 shall require the written consent of the Company, Sillerman and all of the Initial Consenting Noteholders and (ii) any change to the definition of Requisite Noteholders shall require the written consent of the Company and all of the Initial Consenting Noteholders. Notwithstanding the foregoing, Sillerman’s consent to any modification, amendment or supplement to this Agreement shall only be required in connection with a modification, amendment or supplement to any term, condition, covenant, representation, warranty, or other obligation that (i) implicates the economic distributions to be provided to Sillerman pursuant to the Restructuring Term Sheet or the Plan

Transaction, (ii) implicates the corporate governance provisions included in the Restructuring Term Sheet in a manner that materially and adversely impacts Sillerman’s corporate governance rights thereunder, or (iii) materially and adversely impacts Sillerman’s interests under the Restructuring Term Sheet, this Agreement or the Plan Transaction.

In determining whether any consent or approval has been given or obtained by the Requisite Noteholders and/or all Consenting Noteholders, as applicable, any then-existing Consenting Noteholder that is in material breach of its covenants, obligations or representations under this Agreement (and the respective Second Lien Notes held by such Consenting Noteholder) shall be excluded from such determination and the Second Lien Notes held by such Consenting Noteholder shall be treated as if they were not outstanding. A Requisite Noteholder Termination Event may be waived by a writing signed by the Requisite Noteholders.

12.                               Effectiveness.

This Agreement shall become effective and binding on the date and at such time as the counterpart signature pages to this Agreement have been executed and delivered by the Company, Sillerman and the Initial Consenting Noteholders (the “Execution Date”); provided however, that signature pages executed by the Consenting Noteholders shall be delivered to (x) other Consenting Noteholders in a redacted form that removes each Consenting Noteholder’s holdings of Second Lien Claims, and (y) the Company, Fried Frank, and Stroock in an unredacted form. Upon the Restructuring Support Effective Date, the Restructuring Term Sheet shall be deemed effective on the Parties for the purposes of this Agreement and thereafter the terms and conditions therein may only be amended, modified, waived or otherwise supplemented only as set forth in Section 11 above. With respect to any Consenting Noteholder or other Party that becomes a party to this Agreement by executing and delivering a Joinder Agreement after the Restructuring Support Effective Date, this Agreement shall become effective at the time such Joinder Agreement is delivered to the Company, Sillerman and the Initial Consenting Noteholders (subject to redaction as provided above).

13.                               Time is of the Essence

The Parties acknowledge and agree that time is of the essence, and that they must each use best efforts to effectuate and consummate the Plan Transaction as soon as reasonably practicable.

14.                               Transaction Expenses

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated, the Company hereby agrees to reimburse or indefeasibly pay in full in cash, as the case may be, the reasonable and documented Transaction Expenses, payable as follows (subject to the Approved Budget): (i) all accrued and unpaid Transaction Expenses incurred up to (and including) the Petition Date, shall be paid on the Closing Date (as defined in the DIP Facility) against receipt of invoices of amounts accrued, (ii) all accrued and unpaid Transaction Expenses incurred on or after the Petition Date and up to (and including) the date of the entry by the Bankruptcy Court of the RSA Order shall be paid within two (2) business days of the date of the entry by the Bankruptcy Court of the RSA Order against receipt of reasonably detailed invoices of amounts accrued, (iii) all accrued and unpaid Transaction Expenses incurred after the date of the entry by the Bankruptcy Court of the RSA Order and up to (and including) the Effective Date of the Plan shall be paid on a regular and continuing basis promptly (but in any event within five (5)         business days) against receipt of reasonably detailed invoices of amounts accrued, without any requirement for Bankruptcy Court review or further Bankruptcy Court order, and (iv) upon termination of this Agreement, all accrued and unpaid Transaction Expenses incurred up to (and including) the date of such termination shall be paid promptly (but in any event within five (5) business days) against receipt of reasonably detailed invoices of amounts accrued, without any requirement for Bankruptcy Court review or further Bankruptcy Court order. Notwithstanding the foregoing, the Company’s obligations to pay any fees or expenses pursuant to this paragraph shall be subject to any orders of the Bankruptcy Court (if any) as to the process required to review invoices with respect to fees and expenses.

(b)                                 The terms set forth in this Section 14 shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the transactions contemplated by this Agreement are consummated. The Company hereby acknowledges and agrees that the Consenting Noteholders and Sillerman have expended, and will continue to expend, considerable time, effort and expense in connection with this Agreement and the negotiation hereof, and that this Agreement provides substantial value to, is beneficial to, and is necessary to preserve, the Company, and that the Consenting Noteholders and Sillerman have made a substantial contribution to the Company. The Parties acknowledge that the agreements contained in this Section 14 are an integral part of the transactions contemplated by this Agreement, are actually necessary to preserve the value of the Company and constitute liquidated damages and not a penalty, and that, without these agreements, the Consenting Noteholders or Sillerman would not have entered into this Agreement, the Restructuring Term Sheet and the DIP Term Sheet. If and to the extent not previously reimbursed or paid in connection with the foregoing, the Company shall reimburse or pay (as the case may be) all reasonable and documented Transaction Expenses pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise. The Company hereby acknowledges and agrees that it will (i) seek treatment of the Transaction Expenses as administrative expense claims pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code, (ii) not support any party in objecting to or otherwise opposing the payment of the Transaction Expenses as administrative expense claims, and (iii) will formally oppose any such objection and/or opposition to the payment of the Transaction Expenses as administrative expense claims. The obligations set forth in this Section 14 are in addition to, and do not limit, the Company’s other obligations hereunder.

15.                               GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT, DISPUTE OR PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK OR IN THE BANKRUPTCY

COURT (FOR SO LONG AS THE COMPANY IS SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT) AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTIONS AS TO VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.                               Specific Performance.

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorney’s fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

17.                               Survival.

Notwithstanding the termination of this Agreement pursuant to Section 6 hereof, the agreements and obligations of the Parties in this Section 17 and in Sections 5(a)(viii), 5(c), 6(e), 7, 10, 11, 12, 14, 15, 19, 20, 21, 24, 25, 26, 27, 28, and 29 hereof shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

18.                               Headings.

The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

19.                               Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 19 shall be deemed to permit sales, assignments or transfers of the Second Lien Notes or other claims against or interests in the Company other than in accordance with Section 3(d) of this Agreement. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof or the Agreement shall continue in full force and effect so long as the economic or legal substance of the Plan Transaction contemplated hereby are not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Plan Transaction contemplated hereby are consummated as originally contemplated to the greatest extent possible.

20.                               No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, and no other person or entity shall be a third-party beneficiary hereof.

21.                               Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Restructuring Term Sheet), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between any of the Company, and any of the Consenting Noteholders, Sillerman or their respective legal and financial advisors shall continue in full force and effect.

22.                               Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile or otherwise, which shall be deemed to be an original for the purposes of this Section 22.

23.                               Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(1)                           If to the Company, to:

SFX Entertainment, Inc.
902 Broadway, 14th Floor
New York, NY 10010

Attention:                             Mike Katzenstein, Chief Restructuring Officer

With a copy to:

Greenberg Traurig, LLP
Metlife Building

200 Park Avenue

New York, New York 10166

Fax: (212) 801-6400

Attention:                                         Nancy A. Mitchell, Esq.

Maria J. DiConza, Esq.

(2)                                 If to any Consenting Noteholder (or to a transferee thereof), to the addresses or facsimile numbers set forth below such Consenting Noteholder’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane

New York, New York 10038
Fax: (212) 806-6006

Attention:                                         Kristopher M. Hansen, Esq.

Jonathan D. Canfield, Esq.
Joshua M. Siegel, Esq.

(3)                           If to Sillerman:

Robert F.X. Sillerman
SFX Entertainment, Inc.
902 Broadway, 14th Floor
New York, NY 10010

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson, LLP
One New York Plaza

New York, New York 10004
Attention:                                          Brad Eric Scheler, Esq

Gary L. Kaplan, Esq.
Julia Smolyanskiy, Esq.

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

24.                               Reservation of Rights; No Admission.

In addition, except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against any of the other Parties (or their respective Affiliates or subsidiaries) or its full participation in the Chapter 11 Cases. Except as expressly provided in this Agreement and in any amendment among the Parties, if the Plan Transaction is not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. This Agreement and the Restructuring Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the parties hereto. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

25.                               Sillerman’s Consent.

Notwithstanding anything herein (or in any Plan Process Document) to the contrary, to the extent Sillerman’s consent is required hereunder, such consent shall be required only with respect to any portion of a Plan Process Document that (i) implicates the economic distributions to be provided to Sillerman pursuant to the Restructuring Term Sheet or the Plan Transaction, (ii) implicates the corporate governance provisions included in the Restructuring Term Sheet in a manner that materially and adversely impacts Sillerman’s corporate governance rights thereunder, or (iii) materially and adversely impacts Sillerman’s interests under the Restructuring Term Sheet, this Restructuring Support Agreement or the Plan Transaction.

26.                               Relationship Among Parties.

It is understood and agreed that, except as expressly provided in this Agreement (or in the case of Sillerman as a result of his obligations as an officer or director of the Company), none of the Parties: (a) have any duty of trust or confidence in any kind or form with each other; (b) have or owe any other duties (fiduciary or otherwise (except for the Company’s fiduciary duties under applicable law)) whatsoever to each other; and (c) have commitments among or between them. In this regard, it is understood and agreed that subject to the terms and conditions of this Agreement, the Consenting Noteholders may trade in the Second Lien Notes or other debt or equity securities of the Company without the consent of the Company, subject to applicable securities laws and the terms of this Agreement. No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement. Additionally, this Agreement shall not cause the Consenting Noteholders to be construed as owing any duties (fiduciary or otherwise) to any other party, including, but not limited to, any holders of the Second Lien Notes, as the case may be. Notwithstanding anything herein to the contrary, the duties and obligations of the Consenting Noteholders under this Agreement shall be several, not joint.

27.                               Company Fiduciary Duties.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Company or any directors or officers or members of the Company (in such person’s capacity as a director or officer or members of the Company) (including, without limitation, Sillerman in such capacities) to take any action, or to refrain from taking any action, that the Board (or any Special Committee thereof) determines after consultation with counsel, would be inconsistent with or a breach of its fiduciary obligations under or contravene applicable law.

28.                               Representation by Counsel.

Each Party acknowledges that it has been represented by, or provided a reasonable period of time to obtain access to and advice by, counsel with this Agreement and the Plan Transaction contemplated herein. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

29.                               Independent Analysis.

Each of the Consenting Noteholders hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

SFX ENTERTAINMENT, INC.

By:	/s/ Michael Katzenstein

Name:	Michael Katzenstein

Title:	Chief Restructuring Officer

SFX ENTERTAINMENT, INC.
SFX/AB LIVE EVENT LLC
SFX EDM HOLDINGS CORPORATION
SFX INTERMEDIATE HOLCO II LLC
MICHIGAN JJ HOLDINGS LLC
SFXE IP LLC
SFX-PERRYSCOPE LLC
SFX TECHNOLOGY SERVICES, INC. SFX-EMC, INC.
SFX MANAGING MEMBER INC.
SFX-REACT OPERATING LLC SFX-LICOPERATING LLC
430R ACQUISITION LLC
SFX-HUDSON LLC
SFX-DISCO OPERATING LLC
SFX-IDT N.A. HOLDING LLC
SFX-IDT N.A. HOLDING II LLC
SFX DEVELOPMENT LLC
CORE PRODUCTIONS LLC
SPRING AWAKENING, LLC FLAVORUS, INC.
SFX-DISCO INTERMEDIATE HOLDCO LLC
ID&T/SFX NORTH AMERICALLC
SFX MARKETING LLC
SFX-NIGHTLIFE OPERATING LLC
BEATPORT, LLC
LETMA ACQUISITION, LLC
SFX-94 LLC
SFX PLATFORM & SPONSORSHIP LLC
SFX/AB LIVE INTERMEDIATE HOLDCO LLC
SFX/AB LIVE EVENTCANADA, INC.
SFX ACQUISITION, LLC
ID&T/SFX Q-DANCE LLC
ID&T/SFX SENSATION LLC
ID&T/SFX MYSTERYLAND LLC
ID&T/SFX TOMORROWWORLD LLC
MADE EVENT, LLC
EZ FESTIVALS LLC SFX BRAZIL LLC SFX CANADA, INC.
SFX ENTERTAINMENT INTERNATIONAL II, INC.
SFX ENTERTAINMENT INTERNATIONAL, INC.
SFXE NETHERLANDS HOLDINGS COOPERATIEF U.A.
SFXE NETHERLANDS HOLDINGS B.V.

By:	/s/ Michael Katzenstein

Name:	Michael Katzenstein
Title:	Chief Restructuring Officer/Authorized Person

Allianz Global Investors, U.S. LLC

By:	/s/ Michael Yee	On behalf of Doug Forsyth.

Name:	Michael Yee

Title:	Managing Director

Signature Page to Restructuring Support Agreement

Axar Master Fund Ltd

By:	/s/ Andrew Axelrod

Name:	Andrew Axelrod

Title:	Director

Signature Page to Restructuring Support Agreement

DW Value Master Fund Ltd

By:	/s/ Shawn R. Singh

Name:	Shawn R. Singh

Title:	Authorized Signatory

Signature Page to Restructuring Support Agreement

DW Catalyst Master Fund, Ltd.

By:	/s/ Shawn R. Singh

Name:	Shawn R. Singh

Title:	Authorized Signatory

Signature Page to Restructuring Support Agreement

Brevan Howard Master Fund Limited

By:	/s/ Shawn R. Singh

Name:	Shawn R. Singh

Title:	Authorized Signatory

Signature Page to Restructuring Support Agreement

Kildonan Castle Global Credit Opportunity Master Fund Ltd.

By:	/s/ Srinivas Dhulipala

Name:	Srinivas Dhulipala

Title:	CIO

Signature Page to Restructuring Support Agreement

KNIGHTHEAD MASTER FUND, L.P.
By:	KNIGHTHEAD CAPITAL MANAGEMENT, LLC, its
Investment Manager

By:	/s/ Laura Torrado

Name:	Laura Torrado

Title:	Authorized Signatory

Signature Page to Restructuring Support Agreement

LMA SPC for and on behalf of the MAP 84 SEGREGATED PORTFOLIO
By:	KNIGHTHEAD CAPITAL MANAGEMENT, LLC, its
Investment Manager

By:	/s/ Laura Torrado

Name:	Laura Torrado

Title:	Authorized Signatory

Signature Page to Restructuring Support Agreement

KNIGHTHEAD ANNUITY & LIFE ASSURANCE COMPANY
By:	KNIGHTHEAD CAPITAL MANAGEMENT, LLC, its
Investment Manager

By:	/s/ Laura Torrado

Name:	Laura Torrado

Title:	Authorized Signatory

Signature Page to Restructuring Support Agreement

KNIGHTHEAD (NY) FUND, L.P.
By:	KNIGHTHEAD CAPITAL MANAGEMENT, LLC, its
Investment Manager

By:	/s/ Laura Torrado

Name:	Laura Torrado

Title:	Authorized Signatory

Signature Page to Restructuring Support Agreement

REDWOOD MASTER FUND, LTD.
By:	Redwood Capital Management, LLC, its Investment
Manager

By:	/s/ Ruben Kliksberg

Name:	Ruben Kliksberg

Title:	Authorized Signatory

Signature Page to Restructuring Support Agreement

ROYSTONE CAPITAL MASTER FUND LTD

By:	Roystone Capital Management, LP, its Investment Manager

By:	/s/ Laura Roche

Name:	Laura Roche

Title:	COO/CFO

Signature Page to Restructuring Support Agreement

NPB MANAGER FUND SPC — SEGREGATED PORTFOLIO 100

By:	Roystone Capital Management, LP, its Sub- Advisor

By:	/s/ Laura Roche

Name:	Laura Roche

Title:	COO/CFO

Signature Page to Restructuring Support Agreement

ROBERT F.X. SILLERMAN

/s/ Robert F.X. Sillerman

SCHEDULE 1

INITIAL CONSENTING NOTEHOLDERS

Allianz Global Investors U.S. LLC
Axar Capital Management LP
DW Partners, LP
Kildonan Castle Asset Management, LP
Knighthead Capital Management, LLC
Redwood Capital Group, LLC
Roystone Capital Management LP

EXHIBIT A
RESTRUCTURING TERM SHEET

RESTRUCTURING TERM SHEET

THIS TERM SHEET (THIS “RESTRUCTURING TERM SHEET”)(1), IN ADDITION TO THE “ILLUSTRATIVE RECOVERY ANALYSIS” ATTACHED AS EXHIBIT A HERETO, CONTAINS THE MATERIAL TERMS AND CONDITIONS OF A COMPREHENSIVE COMPROMISE BETWEEN (I) (X) SFX ENTERTAINMENT, INC. (“SFX”) AND (Y) ALL OTHER SFX ENTITIES THAT COMMENCE THE CHAPTER 11 CASES (COLLECTIVELY WITH SFX, THE “COMPANY”), EACH ON BEHALF OF ITSELF AND ITS RESPECTIVE DOMESTIC AND CONTROLLED FOREIGN SUBSIDIARIES AND CONTROLLED AFFILIATES, (II) EACH OF THE BENEFICIAL OWNERS (OR INVESTMENT MANAGERS OR ADVISORS FOR THE BENEFICIAL OWNERS) OF THE 9.625% SECOND LIEN SENIOR SECURED NOTES DUE 2019 (THE “SECOND LIEN NOTES”) IDENTIFIED ON THE SIGNATURE PAGES TO THE RESTRUCTURING SUPPORT AGREEMENT THAT ARE ALSO IDENTIFIED ON SCHEDULE 1 TO THE RESTRUCTURING SUPPORT AGREEMENT (SUCH PERSONS AND ENTITIES DESCRIBED IN THIS CLAUSE (II), TOGETHER WITH ANY OF THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, EACH, AN “INITIAL CONSENTING NOTEHOLDER” AND, COLLECTIVELY, THE “INITIAL CONSENTING NOTEHOLDERS”), (III) EACH OF THE OTHER BENEFICIAL OWNERS (OR INVESTMENT MANAGERS OR ADVISORS FOR THE BENEFICIAL OWNERS) OF THE SECOND LIEN NOTES IDENTIFIED ON THE SIGNATURE PAGES TO THE RESTRUCTURING SUPPORT AGREEMENT (OTHER THAN THE INITIAL CONSENTING NOTEHOLDERS) OR THAT BECOMES A PARTY TO THE RESTRUCTURING SUPPORT AGREEMENT AFTER THE EXECUTION DATE AND PRIOR TO THE FILING OF THE CHAPTER 11 CASES UNLESS OTHERWISE CONSENTED TO BY THE COMPANY IN ACCORDANCE WITH THE TERMS THEREOF BY EXECUTING AND DELIVERING A JOINDER AGREEMENT (SUCH PERSONS AND ENTITIES DESCRIBED IN THIS CLAUSE (III), TOGETHER WITH ANY OF THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, EACH, AN “ADDITIONAL CONSENTING NOTEHOLDER” AND COLLECTIVELY, THE “ADDITIONAL CONSENTING NOTEHOLDERS” AND, TOGETHER WITH THE INITIAL CONSENTING NOTEHOLDERS, THE “CONSENTING NOTEHOLDERS”), AND (IV) ROBERT F.X. SILLERMAN, INDIVIDUALLY AND ON BEHALF OF ANY ENTITY, AGENT, FUND OR OTHER PERSON OWNED OR CONTROLLED, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, BY ROBERT F.X. SILLERMAN (“SILLERMAN”) PURSUANT TO WHICH THE COMPANY SHALL COMMENCE CHAPTER 11 CASES AND PURSUE A REORGANIZATION PURSUANT TO A JOINT PLAN OF REORGANIZATION (THE “PLAN TRANSACTION”) IN ACCORDANCE WITH THIS RESTRUCTURING TERM SHEET AND THE RESTRUCTURING SUPPORT AGREEMENT  TO WHICH THIS RESTRUCTURING TERM SHEET IS ATTACHED AS EXHIBIT A (THE “RESTRUCTURING SUPPORT AGREEMENT”).

THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER WITH RESPECT TO, OR OF, ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF A

(1)              Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Restructuring Support Agreement (defined below).

CHAPTER 11 PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE. THIS RESTRUCTURING TERM SHEET IS STRICTLY CONFIDENTIAL.

THIS RESTRUCTURING TERM SHEET SHALL BE BINDING ON THE COMPANY, THE CONSENTING NOTEHOLDERS, AND SILLERMAN ONLY IN CONNECTION WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF THE RESTRUCTURING SUPPORT AGREEMENT (IN THE CASE OF THE COMPANY INCLUSIVE OF PARAGRAPH 27 THEREOF). TO THE EXTENT THIS RESTRUCTURING TERM SHEET  IS INCONSISTENT WITH ANY PROVISIONS OF THE PLAN (DEFINED BELOW), THE PLAN SHALL CONTROL.

I.     OVERVIEW OF CHAPTER 11 PROCESS AND RELATED TERMS:

TERM	DESCRIPTION

Commencement of Chapter 11 Cases and Transaction Summary

Pursuant to the Restructuring Support Agreement, the Company shall (i) on or prior to February 2, 2016, commence the Chapter 11 Cases in the Bankruptcy Court, and (ii) file the Plan and all Plan Process Documents as required by the Restructuring Support Agreement and shall otherwise take all further action necessary in connection with the Plan Transaction.

Pursuant to the Restructuring Support Agreement and the DIP Term Sheet, and as otherwise set forth herein, the Company will effect a reorganization pursuant to which on the Effective Date, among other things: (i) the Tranche A DIP Facility shall either (x) convert into the Converted New First Lien Facility (defined below) or, (y) in the event a New Money First Lien Facility (defined below) has been arranged with a third-party, be paid in full in cash;
(ii) the Tranche B DIP Facility (defined below) shall convert into 100% of the Series A Preferred Stock (defined below), 50% of the Common Stock (defined below), Series A Warrants (defined below) exercisable at the Series A Warrant Strike Price (defined below) into 37.5% of the equity value of the Reorganized Company between the Series A Warrant Strike Price and the Series B Warrant Strike Price, and Series B Warrants (defined below) exercisable at the Series B Warrant Strike Price (defined below) into 27.5% of the equity value of the Reorganized Company above the Series B Warrant Strike Price; (iii) the Second Lien Notes (defined below) shall convert into 50% of the Common Stock; (iv) holders of general unsecured claims (other than critical vendors and/or other pre-petition claims paid during the Chapter 11 Cases in accordance with the Restructuring Support Agreement, the Approved Budget (defined below) and with the approval of the Chief Restructuring Officer (and as otherwise ordered by the Bankruptcy Court)) shall not receive a distribution; and (v) all existing shares of preferred and common equity of the Company shall be extinguished.

DIP Facility

On the Petition Date, the Company shall file a motion seeking approval of the $115 million DIP Facility and the use of cash collateral (including such terms and conditions relating to adequate protection in connection therewith) in form and substance consistent in all respects with the DIP Term Sheet (the “DIP Term Sheet”) and otherwise satisfactory to the Company and the lenders thereunder (the “DIP Lenders”).(2) The DIP Facility shall contain

(2)                   For the avoidance of doubt, to the extent the DIP Lenders have consent or approval rights hereunder, such consent or approval rights shall be of the Required DIP Lenders (as defined in the DIP Term Sheet).

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TERM	DESCRIPTION

two tranches; a first-out tranche in the amount of up to $30 million (the “Tranche A DIP Facility”), and a second-out tranche in the amount of $85 million (plus up to an additional $10 million pursuant to the Incremental Tranche B Loans (defined below)) (the “Tranche B DIP Facility”, and together with the Tranche A DIP Facility, the “DIP Facility”). The DIP Facility will include the ability for the Company to request that the Tranche B DIP Facility be upsized in an amount of up to $10 million, provided that such upsize amount is uncommitted and shall be on terms and conditions acceptable to the Company and the DIP Lenders (the “Incremental Tranche B Loans”). The Tranche B DIP Facility may also include a provision for a letter of credit facility at the option of the DIP Lenders and the Company.

The DIP Facility shall provide for the repayment of all outstanding amounts due and payable under (x) the Amended and Restated Credit Agreement, dated as of September 17, 2015 (as the same may be further amended, restated, supplemented or modified from time to time (the “Credit Agreement)) and (y) the Facility Agreement, dated January 14, 2016 by and between SFXE Netherlands Holdings Coöperatief U.A., as Borrower and Catalyst Media Coöperatief U.A., as Facility Agent and Security Agent (the “Foreign Loan Agreement”).

The definitive documentation governing the DIP Facility (including, without limitation, the credit agreement and all documents, exhibits, supplements, instruments, filings executed or delivered in connection therewith or related thereto), the motion and proposed form of order, and any order entered by the Bankruptcy Court in respect of the DIP Facility, shall each be in form and substance consistent in all respects with the DIP Term Sheet and, as applicable, the Restructuring Support Agreement or otherwise acceptable in form and substance to the Requisite Noteholders and the Company.

The Company may sell certain assets during the pendency of the Chapter 11 Cases with the consent of the DIP Lenders, which consent shall not be unreasonably withheld or delayed (an “Asset Sale”). All net cash proceeds from Asset Sales may be used by the Company, with the consent of the DIP Lenders, to fund operating expenditures upon the terms and conditions set forth in the Restructuring Support Agreement and the DIP Facility. Any net cash proceeds from Asset Sales that are not permitted by the DIP Lenders to be used to fund operating expenditures may be used to reduce the outstanding balance of the Tranche A DIP Facility. For the avoidance of doubt, in no event may any net cash proceeds from Asset Sales (or excess cash) be used to reduce the outstanding balance of the Tranche B DIP Facility.

First Day and Second Day Motions

The relief sought by the Company in all “first day” motions, “second day” motions and other motions relating to the Plan Transaction (including, without limitation, the amount of any payments sought to be made thereunder), shall be consistent with the Restructuring Support Agreement and shall otherwise be acceptable to the Company, Sillerman and the Requisite Noteholders.

On the Petition Date or as soon as practicable thereafter (but in any event, within ten (10 days of the Petition Date), the Company shall file the RSA Assumption Motion and proposed form of order, which shall be acceptable to the Company, Sillerman and the Requisite Noteholders, seeking approval of the assumption of the Restructuring Support Agreement pursuant to section 365 of the Bankruptcy Code and granting related relief.

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TERM	DESCRIPTION

Fees and Expenses of Advisors	The Company shall pay the reasonable and documented pre- and post-petition fees and expenses incurred by the Restructuring Support Advisors as provided in the Restructuring Support Agreement.

Key Employee Incentive Plan

Subject to funding for such plan being provided under the DIP Facility, the Company shall seek Bankruptcy Court authorization of a key employee incentive plan, which plan shall be acceptable to the Company, Sillerman and the Requisite Noteholders in all respects.

Press Releases

The Company shall provide drafts of all press releases regarding the bankruptcy filing, the Restructuring Support Agreement and all substantive motions or other activities in connection therewith to the Consenting Noteholders, Sillerman and the Restructuring Support Advisors and shall consult with such parties on each such press release; provided, however, that notwithstanding the foregoing, the Company shall obtain the consent of the DIP Lenders and the Requisite Noteholders with respect to the press releases described in the Restructuring Support Agreement and the DIP Term Sheet.

II.           PLAN TRANSACTION:

TERM	DESCRIPTION

Timing of the Plan Transaction

The Company shall file the Plan and an accompanying disclosure statement, in form and substance consistent with the Restructuring Support Agreement and otherwise acceptable to the Company, Sillerman and the Requisite Noteholders, on or before March 21, 2016. In addition, the Company shall, subject to the requirements of the Bankruptcy Court (other than scheduling requirements at the request of the Company), (i) schedule a hearing to approve the disclosure statement associated with the Plan to occur on or before April 29, 2016 and (ii) schedule a hearing to confirm the Plan to occur on or before June 10, 2016. The Company shall also comply with all other Restructuring Milestones related to the Plan Transaction set forth in the Restructuring Support Agreement.

Claims Treatment

Set forth below and attached on Exhibit A hereto are certain material terms of the Plan Transaction that is contemplated to be effectuated through the Plan and is in all respects subject to the terms of the Restructuring Support Agreement and the Plan.

DIP Facility Claims

Each holder of an allowed claim arising under the Tranche A DIP Facility (the “Tranche A DIP Facility Claims”) receive on the Effective Date, in full satisfaction, settlement, discharge and release of, and in exchange for, such claim, payment in full, in cash, from the proceeds of the New Money First Lien Facility (if the Company has arranged a New First Lien Facility with a third party), provided that in lieu of payment in full in cash of the Tranche A DIP Facility, the holders thereof agree to accept (B) such holder’s pro rata share of the Converted New First Lien Facility after conversion of the Tranche A DIP Facility into the Converted New First Lien Facility.

Each holder of an allowed claim arising under the Tranche B DIP Facility (the “Tranche B DIP Facility Claims”, and together with the Tranche A DIP Facility Claims, the “DIP Facility Claims”) shall receive, on the Effective Date, in full satisfaction, settlement, discharge and release of, and in exchange for, such claim, such holder’s pro rata share of (i) 100% of the Series A Preferred Stock, (ii) such holder’s pro rata share of 50% of the

4

Common Stock, (iii) Series A Warrants exercisable at the Series A Warrant Strike Price into 37.5% of the equity value of the Reorganized Company between the Series A Warrant Strike Price and the Series B Warrant Strike Price, and (iv) Series B Warrants exercisable at the Series B Warrant Strike Price into 27.5% of the equity value of the Reorganized Company above the Series B Warrant Strike Price.

Administrative Claims

Each holder of an allowed administrative claim, including, without limitation, a claim of the type described in section 503(b)(9) of the Bankruptcy Code, to the extent such claim has not already been paid during the Chapter 11 Cases (each, an “Administrative Claim”), shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Administrative Claim, either: (a) payment in full in cash of the due and unpaid portion of its Administrative Claim on the later of (x) the Effective Date (or as soon thereafter as reasonably practicable) or (y) as soon as practicable after the date such claim becomes due and allowed; (b) such other treatment to render such Administrative Claim unimpaired under section 1124 of the Bankruptcy Code; or (c) such other treatment as such holder may agree to or as otherwise permitted by section 1129(a)(9) of the Bankruptcy Code.

Priority Tax Claims

Each holder of an allowed claim described in section 507(a)(8) of the Bankruptcy Code, to the extent such claim has not already been paid during the Chapter 11 Cases (each, a “Priority Tax Claim”), shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Priority Tax Claim either: (a) payment in full in cash of the due and unpaid portion of its Priority Tax Claim on the later of (x) the Effective Date (or as soon thereafter as reasonably practicable) or (y) as soon as practicable after the date such claim becomes due and allowed; (b) such other treatment to render such Priority Tax Claim unimpaired under section 1124 of the Bankruptcy Code; or (c) such other treatment as such holder may agree to or as otherwise permitted by section 1129(a)(9) of the Bankruptcy Code.

Other Priority Claims Unimpaired — Deemed to Accept

Each holder of an allowed claim described in section 507(a) of the Bankruptcy Code (other than a Priority Tax Claim), to the extent such claim has not already been paid during the Chapter 11 Cases (each, an “Other Priority Claim”), shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such claim, either: (a) payment in full in cash of the due and unpaid portion of its Other Priority Claim on the later of (x) the Effective Date (or as soon thereafter as reasonably practicable) or (y) as soon as practicable after the date such claim becomes due and allowed; (b) subject to the consent of the Requisite Noteholders, such other treatment to render such Other Priority Claim unimpaired under section 1124 of the Bankruptcy Code; or (c) subject to the consent of the Requisite Noteholders, such other treatment as such holder may agree to or otherwise permitted by section 1129(a)(9) of the Bankruptcy Code.

Credit Agreement Claims	The DIP Facility shall provide for the repayment of all outstanding amounts due and payable under the Credit Agreement, and accordingly, there shall be no claims arising under the Credit Agreement.(3)

(3)                   To the extent there exists any allowed Credit Agreement claims that have not been paid pursuant to the DIP Facility, such allowed claims shall be paid in cash on the Effective Date (or if not allowed pursuant to a final and non- appealable order on or before the Effective Date, as soon as practicable after the date on which such claims are allowed pursuant to a final and non-appealable order).

5

Noteholder Claims Impaired — Entitled to Vote

All claims for unpaid principal, interest, fees, costs and other amounts arising under or in connection with the Second Lien Notes (the “Noteholder Claims”) shall be deemed allowed in the aggregate principal amount outstanding of $295,000,000, plus all accrued but unpaid interest, fees, costs, charges or other amounts outstanding as of the Petition Date arising under the Second Lien Notes.

Each holder of a Noteholder Claim shall receive, on the Effective Date, in full satisfaction, settlement, discharge and release of, and in exchange for, such claim, such holder’s pro rata share of 50% of the Common Stock.

General Unsecured Claims Impaired — Deemed to Reject

Holders of General Unsecured Claims shall not receive a distribution under the Plan; provided, however, that certain holders of General Unsecured Claims may receive payment as part of critical vendor motion(s) and/or other motions filed in connection with the Chapter 11 Cases (with a maximum amount of payments to be agreed upon by the Requisite Noteholders and the Company) in accordance with the Restructuring Support Agreement, the Approved Budget and with the approval of the Chief Restructuring Officer (and as otherwise ordered by the Bankruptcy Court).

Equity Interests in the Company Impaired — Deemed to Reject

On the Effective Date, all Equity Interests (including, for the avoidance of doubt, all common stock and preferred stock) in the Company shall be extinguished and cancelled, and the holders of such Equity Interests shall not receive a distribution on account of such interests.

III.      MEANS OF IMPLEMENTATION AND OTHER TERMS OF THE PLAN TRANSACTION:

Change of Corporate Structure and Re-distribution of Equity Allocations

Set forth below are descriptions of certain material steps to be taken in connection with the implementation of the Plan Transaction. For the avoidance of doubt, and notwithstanding anything to the contrary set forth or otherwise implied herein, the Company, Sillerman and the Requisite Noteholders will work together to structure the Plan Transaction in a tax efficient manner which may result in reformation of the Company as a limited liability company, in which case, references to Series A Preferred Stock, Common Stock, Series A and Series B Warrants exercisable into share of Common Stock, the New Stockholder Agreement, the New Board and any other comparable concepts will instead be deemed to refer to membership units or interests (as the case may be), an operating agreement, the board of managers, and other comparable terms.

New First Lien Credit Facility

On the Effective Date, the Tranche A DIP Facility will, to the extent not otherwise repaid in full, in cash, (A) convert into a new first lien credit facility as set forth in the DIP Term Sheet, in form and substance acceptable to the Company, the DIP Lenders and the Requisite Noteholders, including the terms set forth below (the “Converted New First Lien Facility”), or (B) if the Company has arranged a New First Lien Facility with a third party, be repaid in full, in cash, from the proceeds of a new first lien credit facility in the amount of the Tranche A DIP Facility Claims to be issued by the Reorganized Company in form and substance acceptable to the Reorganized Company and the Requisite Noteholders (the “New Money First Lien Facility”, together with the Converted New First Lien Facility, the “New First Lien Facility”).

In addition to other terms and conditions to be agreed upon by the Company, the DIP Lenders and the Requisite Noteholders, the Converted New First Lien Facility shall contain the following terms and conditions:

6

Principal Amount: An amount not to exceed the accrued, unpaid balance of the Tranche A DIP Facility.

Fees: 2.00% cash and 2.00% paid in kind, to be paid on the conversion date.

Rate: 12.00% per annum, payable monthly in cash in arrears, calculated on an actual 360- day basis.

Maturity: 12 months after the Petition Date.

Series A Preferred Stock

On the Effective Date, the Reorganized Company will issue shares of Series A Preferred Stock with a face amount equal to the unpaid amount of the Tranche B DIP Facility obligations, including, for the avoidance of doubt, any committed amounts under the Incremental Tranche B Loans (the “Series A Preferred Stock”). The Series A Preferred Stock shall accrue PIK dividends at 10% per annum and shall be entitled to a liquidation preference (the “Series A Liquidation Preference”) equal to the product of (A) 1.75 and (B)(x) the initial face amount of the Series A Preferred Stock plus (y) accrued PIK dividends thereon (and any other fees, charges or premiums payable on the Series A Preferred Stock.

The Series A Preferred Stock shall be perpetual preferred and with mandatory redemption at the then-current Series A Liquidation Preference triggered upon a “Liquidity Event”, which shall include a sale of all or substantially all of the Reorganized Company’s assets or an acquisition of more than 50% of the aggregate voting power of the preferred and common equity of the Reorganized Company in a single or series of related transactions, or upon a qualifying initial public offering by the Reorganized Company.

Other material terms of the Series A Preferred Stock will be agreed to between the Tranche B DIP Lenders and the Company prior to filing of the Plan or in the Plan Supplement.

Common Stock

On the Effective Date, the Reorganized Company will issue new shares of common stock (the “Common Stock”), which shall be deemed fully paid and non-assessable upon issuance. The Common Stock shall entitle the holders thereof to receive a total of 100% of the equity value of the Reorganized Company after the redemption of the Series A Preferred Stock at the Series A Liquidation Preference, subject to the exercise of the Series A and Series B Warrants.

The Plan and the Confirmation Order shall each provide that the issuance of any securities in connection therewith, including the Common Stock, will be exempt from securities laws in accordance with Section 1145 of the Bankruptcy Code.

Series A Warrants and Series B Warrants

The Series A Warrants (the “Series A Warrants”) shall be issued by the Reorganized Company pursuant to the Plan and the “Series A Warrant Agreement”, which shall be contained in the Plan Supplement (and which shall contain, among other things, standard anti-dilution protection). The Series A Warrants shall be exercisable upon a Liquidity Event. The Series A Warrants shall be exercisable on a cashless basis at an enterprise value equal to (A)  $276.25 million, plus (B)  1.75x any committed amount under the Incremental Tranche B Loans (the “Series A Warrant Strike Price”). The Series A Warrants shall expire on the twentieth (20th) anniversary of the Effective Date, after which the Series A Warrants shall be void and of no value. The Series A Warrants shall entitle the holders thereof to receive a total of 62.5% of the equity value of the Reorganized Company between the Series A Warrant Strike Price and the Series B Warrant Strike Price (defined below). For the avoidance of doubt, the remaining 37.5% of the equity value of the Reorganized Company between the Series A Warrant Strike Price and the Series B Warrant Strike Price shall be distributed pro rata to holders of the Common Stock pursuant to their respective

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distribution percentages set forth above (i.e., 50% for distribution to holders of DIP Facility Claims and 50% for distribution to holders of Noteholder Claims).

The Series B Warrants (the “Series B Warrants”) shall be issued by the Reorganized Company pursuant to the Plan and the “Series B Warrant Agreement”, which shall be contained in the Plan Supplement (and which shall contain, among other things, standard anti-dilution protection). The Series B Warrants shall be exercisable upon a Liquidity Event. The Series B Warrants shall be exercisable on a cashless basis at an enterprise value equal to (A) the Series A Warrant Strike Price, plus (B) $150 million (the “Series B Warrant Strike Price”). The Series B Warrants shall expire on the twentieth (20th) anniversary of the Effective Date, after which the Series B Warrants shall be void and of no value. The Series B Warrants shall entitle the holders thereof to receive a total of 72.5% of the equity value of the Reorganized Company above the Series B Warrant Strike Price. For the avoidance of doubt, the remaining 27.5% of the equity value of the Reorganized Company above the Series B Warrant Strike Price shall be distributed pro rata to holders of the Common Stock pursuant to their respective distribution percentages set forth above (i.e., 50% for distribution to holders of DIP Facility Claims and 50% for distribution to holders of Noteholder Claims).

Corporate Governance

The Series A Preferred Stock, the Common Stock and the Series A and Series B Warrants will be subject to a stockholders agreement (the “New Stockholders Agreement”) containing terms and conditions that are acceptable in all respects to the DIP Lenders, the Requisite Noteholders and Sillerman. The Series A Preferred Stock shall have voting rights entitling it to vote on a 20:1 ratio to the voting rights of the Common Stock.

The New Stockholders Agreement and all other corporate governance documents related to each of the Reorganized Company, including, but not limited to, the charter, bylaws and/or other organizational documents (the “New Governance Documents”), shall be in form and substance acceptable in all respects to the DIP Lenders, the Requisite Noteholders, Sillerman and the Company. Substantially final forms of the New Governance Documents shall be filed as part of the Plan Supplement and shall be in form and substance acceptable to Sillerman, the Requisite Noteholders and the Company.

On and after the Effective Date, the Reorganized Company will be a “private” company (i.e., it will not be required to register any securities pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Securities Exchange Act”), and, absent a board or shareholder vote otherwise, shall issue no securities such as would require any of the Reorganized Company to register any securities pursuant to the Securities Exchange Act; provided, however, the Reorganized Company shall provide such financial reporting as determined by the New Board.

New Board

The board of directors of the Reorganized Company (the “New Board”) shall be comprised of up to five (5) members; one of whom shall be Robert F. X. Sillerman or his designee, who shall serve as Chairman of the New Board (the “Chairman”), three (3) of whom shall be designated by the holders of the Series A Preferred Stock (other than Sillerman or any affiliate of his or entity controlled by him), and one (1) of whom shall be designated jointly by the Chairman and the holders of the Series A Preferred Stock. After the Effective Date, all decisions to be made by the New Board shall be determined by a simple majority, and for the avoidance of doubt, no board decisions shall require a unanimous vote.

Management Incentive Plan

On the Effective Date, Reorganized Company shall adopt a management incentive plan (the “Management Incentive Plan”) pursuant to which: (i) (A) Series A Warrants exercisable at the Series A Warrant Strike Price into 5% of the equity value of the Reorganized Company

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between the Series A Warrant Strike Price and the Series B Warrant Strike Price, and (B) Series B Warrants exercisable at the Series B Warrant Strike Price into 7.5% of the equity value of the Reorganized Company above the Series B Warrant Strike Price, shall be made available to management as determined by the New Board; and (ii) Sillerman shall receive (w) Series A Warrants exercisable at the Series A Warrant Strike Price into 20% of the equity value of the Reorganized Company between the Series A Warrant Strike Price and the Series B Warrant Strike Price, (x) Series B Warrants exercisable at the Series B Warrant Strike Price into 37.5% of the equity value of the Reorganized Company above the Series B Warrant Strike Price, (y) if, on the Effective Date, the aggregate amount of the outstanding Tranche B DIP Facility, plus the New First Lien Term Loan, plus the amount of any repayments of the Tranche A DIP Facility other than through the proceeds of the New First Lien Term Loan is less than $100 million, a cash payment equal to $2.5 million (the “Exit Incentive”), and (z) in the event that a Liquidity Event occurs such that the Series A Liquidation Preference is fully paid, however the Series A and Series B Warrants to be distributed to Sillerman hereunder shall be worth less than $5 million in the aggregate, a cash payment equal to (A) $5 million, less (B) the value of the Series A and Series B Warrants provided to Sillerman. For the avoidance of doubt, if, as a result of the Liquidity Event, the value of Sillerman’s Series A and Series B Warrants is at least $5 million in the aggregate, Sillerman shall not be entitled to any incremental payment

Executory Contracts and Unexpired Leases	The executory contracts and unexpired leases will be addressed in a manner agreed to between the Company and the Requisite Noteholders.

Restructuring Expenses

All reasonable and documented pre- and post-petition fees and expenses of (A) the Initial Consenting Noteholders (provided, that counsel and advisor fees shall be limited to the Restructuring Support Advisors) and (B) Sillerman to the extent provided for in the Restructuring Support Agreement.

Releases

Company Release:

Effective as of the Effective Date, the Company, on behalf of itself and the Company’s estates, Reorganized SFX, and, with respect to each of the foregoing entities, such entity’s predecessors, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former shareholders, directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to each of the foregoing entities, each solely in their capacity as such) shall release (the “Company Release”) the Released Parties (defined below) from any and all claims, liability or causes of action for any act or omission, transaction, event or other occurrence taking place on or prior to the Plan Effective Date based on, arising under or in any way relating to, among other things, the Company, its affiliates, and former affiliates, its certificate of incorporation, the Company’s operations, the Company’s restructuring, the Chapter 11 Cases, the purchase, sale, transfer, or rescission of the purchase, sale, or transfer of any security, asset, right, or interest of the Company or the reorganized Company, the formulation, negotiation, preparation, dissemination, implementation, administration, solicitation, confirmation or consummation of the Chapter 11 Cases, the Plan, the Restructuring Support Agreement, the disclosure statement, the Plan Process Documents, the New Governance Documents, the Plan Transaction, the sale or issuance of the Series A Preferred Stock, the Common Stock,

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the Series A Warrants, the Series B Warrants or any other debt or security to be offered, issued, or distributed in connection with the Plan, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases or the restructuring of the debtors or Reorganized SFX (collectively, the “Covered Actions”); provided, however, that the foregoing shall not operate to waive or release (i) any causes of action expressly set forth in and preserved by the Plan or the plan supplement (with the consent of the Requisite Noteholders and Sillerman); (ii) any causes of action arising from fraud, gross negligence, or willful misconduct as determined by final non- appealable order; and/or (iii) the rights of the Company or Reorganized SFX to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final non-appealable order.

Consensual Release:

Effective as of the Effective Date, (i) each of the Released Parties, (ii) every creditor of the Company, and (iii) holders of Equity Interests, and with respect to each of the foregoing entities in clauses (i) through (iii), such entity’s predecessors, successors and assigns, affiliates, subsidiaries, funds, portfolio companies, management companies, and each of their respective current and former shareholders, directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to each of the foregoing entities in clauses (i) through (iii), each solely in their capacity as such) (collectively, the “Releasing Parties”) shall be deemed to release each of the (other) Released Parties from any and all claims, liability or causes of action for all Covered Actions (the “Consensual Release”); provided, however, that Releasing Parties shall not include holders of claims or Equity Interests that are deemed to reject the Plan or that are entitled to vote on the Plan but who affirmatively opt-out of the Consensual Release by returning a properly completed ballot by the voting deadline and indicating on the ballot that the person opts out of the Consensual Release.

The term “Released Parties” means the following: the Company, Reorganized SFX, the DIP agent, the DIP Lenders, each of the Initial Consenting Noteholders, each of the parties to the Restructuring Support Agreement, the lenders under the Credit Agreement, the holders of the Second Lien Notes, the agent(s) for the Credit Agreement, the trustee(s) for the Second Lien Notes, the claims agent, Sillerman in his individual capacity and, with respect to each of the foregoing, all of their respective affiliates, related funds, partners, current and former directors, current and former members, current and former officers, current and former managers, agents, employees, representatives, advisors, counsel, financial advisors, successors and assigns of each of the foregoing, solely in their capacities as such; provided, however, the term Released Parties shall not include any person who “opts out” of the Consensual Release and/or otherwise does not vote to accept the Plan.

Exculpation

The Plan shall provide for customary exculpation and injunction provisions, including a provision that provides that none of the Released Parties shall have or incur any liability to any holder of any claim or interest or any other party in interest, or any of their respective officers, directors, managers, agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, or arising out of or related to any act taken or omitted to be taken in connection with any Covered Actions, except for fraud, gross negligence or willful misconduct, each as determined by a final non-appealable order.

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Good Faith Negotiations

The Company, Sillerman and the Initial Consenting Noteholders agree to negotiate in good faith any amendments or modifications to this Restructuring Term Sheet and/or any final agreement (including, but not limited to, those provisions relating to the corporate organization structure) to achieve (as agreed to by the parties) the most tax advantageous structure of a Plan Transaction, provided that no party shall be obligated to agree to any amendment or modification that such party determines, in its own judgment after consulting with tax advisors of its choosing, would have an adverse tax, economic or other impact on such party and, provided further that the foregoing covenant to negotiate in good faith shall not relieve any party of its other obligations contained in this Restructuring Term Sheet nor shall it be construed as a waiver of the performance by any other party hereunder.

Conditions to Confirmation and Closing

The Plan shall be subject to customary conditions to confirmation and closing and such other conditions to confirmation and closing as may be determined by the Company, Sillerman and the Requisite Noteholders.

Sillerman Consent

Notwithstanding anything herein to the contrary, to the extent Sillerman’s consent is required hereunder, such consent shall be required only with respect to any portion of a Plan Process Document that (i) implicates the economic distributions to be provided to Sillerman pursuant to this Restructuring Term Sheet or the Plan Transaction, (ii) implicates the corporate governance provisions included in this Restructuring Term Sheet in a manner that materially and adversely impacts Sillermen’s corporate governance rights hereunder, or (iii) materially and adversely impacts Sillerman’s interests under this Restructuring Term Sheet, this Restructuring Support Agreement or the Plan Transaction.

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EXHIBIT A TO RESTRUCTURING TERM SHEET
 ILLUSTRATIVE RECOVERY ANALYSIS

EXHIBIT B
DIP TERM SHEET

SFX ENTERTAINMENT INC.

SUPERPRIORITY SENIOR SECURED
DEBTOR-IN-POSSESSION CREDIT FACILITY

Summary of Proposed Material Terms and Conditions

This Summary of Proposed Material Terms and Conditions (this “DIP Term Sheet”) outlines certain material terms of the DIP Facility (as defined below) proposed to be provided by the DIP Lenders (as defined below) subject to, among other conditions, the negotiation and execution of definitive documentation in form and substance acceptable to the DIP Lenders and the Borrower (as defined below) and the satisfaction of the other conditions set forth herein. This DIP Term Sheet is an attachment to that certain $115.0 million Senior Secured Super-Priority Debtor-In-Possession Term Loan Facility Commitment Letter, dated January 31, 2016, by and among the Borrower (as defined below), certain subsidiaries of the Borrower listed on the signature pages thereto and the entities listed on Exhibit A thereto. This DIP Term Sheet is confidential.

Borrower:

SFX Entertainment, Inc. (the “Borrower”), in its capacity as a debtor and debtor-in-possession in the case (together with the cases of its affiliated debtors and debtors-in-possession, the “Chapter 11 Cases”) to be filed under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). This DIP Term Sheet assumes that the Borrower and each of the other Guarantors (as defined below) will file voluntary proceedings simultaneously under the Bankruptcy Code in the Bankruptcy Court and will request joint administration of the Chapter 11 Cases. The date of commencement of the Chapter 11 Cases is referred to herein as the “Petition Date”.

Guarantors:

SFX/AB Live Event LLC, SFX EDM Holdings Corporation, SFX Intermediate Holdco II LLC, Michigan JJ Holdings LLC, SFXE IP LLC, SFX-Perryscope LLC, SFX Technology Services, Inc., SFX-EMC, Inc., SFX Managing Member Inc., SFX-React Operating LLC, SFX-LIC Operating LLC, 430R Acquisition LLC, SFX-Hudson LLC, SFX-Disco Operating LLC, SFX-IDT N.A. Holding LLC, SFX-IDT N.A. Holding II LLC, SFX Development LLC, Core Productions LLC, Spring Awakening, LLC, Flavorus, Inc., SFX-Disco Intermediate Holdco LLC, ID&T/SFX North America LLC, SFX Marketing LLC, SFX-Nightlife Operating LLC, Beatport, LLC, LETMA Acquisition, LLC, SFX-94 LLC, SFX Platform & Sponsorship LLC, SFX/AB Life Intermediate Holdco LLC, SFX/AB Live Event Canada, Inc., SFX Acquisition, LLC, ID&T/SFX Q-Dance LLC, ID&T/SFX Sensation LLC, ID&T/SFX Mysteryland LLC, ID&T/SFX Tomorrowworld LLC, Made Event, LLC, EZ Festivals LLC, SFX Brazil LLC, SFX Canada, Inc., SFX Entertainment International II, Inc. SFX Entertainment International, Inc., SFXE Netherlands Holdings Cooperatief U.A., and SFXE Netherlands Holdings B.V.(1) (collectively, the “Guarantors”) on a joint

(1) The Borrower and the DIP Lenders agree that the Guarantors may be adjusted by mutual agreement in the event tax or other structural issues make inclusion of a Guarantor undesirable.

and several basis (the Guarantors, together with the Borrower, each individually a “Debtor”, and collectively, the “Debtors”).

DIP Administrative Agent / Collateral Agent:

Wilmington Savings Fund Society, FSB or U.S. Bank, National Association (in such capacity as a common agent for the Tranche A DIP Loans and the Tranche B DIP Loans (each as defined below), together with its successors and assigns, the “DIP Agent”).

DIP Lenders:	Tranche A DIP Loans: DW Catalyst Master Fund, Ltd. (in such capacity,together with its successors and permitted assignees, the “Tranche A DIP Lenders”).

Tranche B DIP Loans: Each member of the ad hoc group of Prepetition Second Lien Noteholders (as defined below) as set forth on Schedule A hereto (the “Ad Hoc Group”) and/or one or more of their respective affiliates or related funds (in such capacity, together with their successors and permitted assignees, the “Tranche B DIP Lenders”, and together with the Tranche A DIP Lenders, the “DIP Lenders”).

Type and Amount of the DIP Facility:

Multiple-draw superpriority senior secured priming debtor-in-possession term loan facility (the “DIP Facility”), consisting of new money term loans in an aggregate principal amount not to exceed $115.0 million, which shall consist of tranche A term loans in an aggregate principal amount not to exceed $30.0 million (the “Tranche A DIP Loans”) and tranche B term loans in an aggregate principal amount not to exceed $85.0 million (the “Tranche B DIP Loans”, and together with the Tranche A DIP Loans, the “DIP Loans”). The commitments under the DIP Facility relating to the Tranche A DIP Loans are referred to herein as the “Tranche A DIP Commitments” and the commitments under the DIP Facility relating to the Tranche B DIP Loans are referred to herein as the “Tranche B DIP Commitments”. The Tranche A DIP Commitments and Tranche B DIP Commitments are referred to herein as the “DIP Commitments”. The DIP Loans will be made solely for the purposes set forth under “Use of Proceeds” below. The Debtors shall not be permitted to incur Tranche A DIP Loans in excess of $30.0 million without the prior written consent of the Tranche B DIP Lenders (excluding the payment of the Tranche A PIK Commitment Fee).

The Borrower shall have the right to seek up to $10.0 million of additional Tranche B DIP Loans from existing Tranche B DIP Lenders on a pro rata basis (“Incremental Tranche B DIP Loans”). Each existing Tranche B DIP Lender shall have option to participate or decline to participate in funding such Incremental Tranche B DIP Loans (it being understood that to the extent any Tranche B DIP Lender declines to fund its pro rata share of such Incremental Tranche B DIP Loans, each participating Tranche B DIP Lenders shall have the option to participate or decline to participate in funding its pro rata share of such unfunded Incremental Tranche B DIP Loans). In addition, to the extent mutually agreed by the Borrower and the Required DIP Lenders (as defined below), the DIP Facility may include a letter of credit sub-facility on terms to be mutually agreed by the Borrower and the Required DIP

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Lenders.

The DIP Loans may be incurred during the Availability Period (as defined below) as follows: (i) an initial drawing of the DIP Facility on the Closing Date (as defined below) in an aggregate principal amount of (x) an amount necessary to refinance in full (a) the Prepetition First Lien Loans (as defined below) and (b) the Foreign Loan(2), plus (y) $25.0 million (collectively, the “Initial Draw”); provided, however, that in no event shall the Initial Draw exceed $80.0 million; and (ii) following entry of the Final DIP Order (as defined below), monthly drawings of the DIP Facility, in each case, upon at least three (3) business days’ prior written notice to the DIP Agent and the DIP Lenders, each such additional drawing to be conditioned upon, among other things, the compliance with the Approved Budget subject to the permitted variances (as defined below) (the date of any draw under the DIP Facility pursuant to clause (i) or (ii), a “Draw Date”). Once repaid, the DIP Loans incurred under the DIP Facility cannot be reborrowed.

The Initial Draw will be allocated among the DIP Loans as follows: (x) $30.0 million from Tranche A DIP Loans; and (y) the balance from Tranche B DIP Loans

Availability Period:

Subject to the terms, conditions and covenants to be contained in the DIP Credit Agreement (as defined below) and the other DIP Loan Documents, the DIP Loans may be drawn during the period from and including the Closing Date up to but excluding the DIP Termination Date (as defined below) (such period, the “Availability Period”). The DIP Commitments will expire at the end of the Availability Period. The DIP Commitments shall be permanently reduced on each Draw Date on a dollar-for-dollar basis with the aggregate principal amount of DIP Loans made on such Draw Date, as applicable.

Documentation:

The DIP Facility will be evidenced by a loan agreement (the “DIP Credit Agreement”), an interim order entered by the Bankruptcy Court approving the DIP Facility on an interim basis (the “Interim DIP Order”), a final order entered by the Bankruptcy Court approving the DIP Facility on a final basis (the “Final DIP Order” and, together with the Interim DIP Order, the “DIP Orders”) and the related notes, security agreements, pledge agreements, control agreements, guarantees, mortgages and other legal documentation or instruments required to be delivered in connection with the foregoing (as determined by the Required DIP Lenders) (together with the DIP Credit Agreement and the DIP Orders, collectively, the “DIP Loan Documents”). Each of the DIP Loan Documents shall be in form and substance satisfactory to the Required DIP Lenders and the Borrower.

(2) “Foreign Loan” shall mean the loans made pursuant to the Facility Agreement, dated January 14, 2016 by and between SFXE Netherlands Holdings Coöperatief U.A., as Borrower and Catalyst Media Coöperatief U.A., as Facility Agent and Security Agent (the “Foreign Loan Agreement”).

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Amortization:	None.

Interest:	Tranche A DIP Loans: 12.00% per annum, payable monthly in cash in arrears, calculated on an actual 360-day basis.

Tranche B DIP Loans: 10.00% per annum, payable monthly in kind in arrears, calculated on an actual 360-day basis.

Default Interest:	+2.00% per annum (payable in cash in the case of Tranche A DIP Loans and in-kind in the case of Tranche B DIP Loans), calculated on an actual 360-day basis.

Fees:

Tranche A DIP Loans: A commitment fee of 2.00% of the Tranche A DIP Commitments payable in cash and 2.00% of the Tranche A DIP Commitments payable in kind on the Closing Date (such fee paid-in- kind, the “Tranche A PIK Commitment Fee”).

Tranche B DIP Loans: A commitment fee of 3.00% of the Tranche B DIP Commitments payable in kind on the Closing Date.

An annual administrative agency fee payable in cash to the DIP Agent on the Closing Date.

Closing Date:

The date, not later than February 5, 2016 (or such later date as may be mutually agreed by the Debtors and the Required DIP Lenders), on which all of the conditions precedent set forth in the DIP Credit Agreement with respect to the Initial Draw are satisfied or waived by the Required DIP Lenders (such date, the “Closing Date”).

Maturity:

All DIP Obligations (as defined below) will be due and payable in full in cash on the earliest of (the “DIP Termination Date”): (i) January 31, 2017; (ii) the day that is forty-five (45) calendar days following the Petition Date, if the Final DIP Order has not been entered by the Bankruptcy Court by such date; (iii) the date of acceleration of the DIP Loans and the termination of unfunded DIP Commitments pursuant to the terms of the DIP Credit Agreement; (iv) the date of consummation of any sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code; and (v) the effective date of the Plan (the “Effective Date”).

Treatment upon Exit:

Tranche A DIP Loans: On the Effective Date, each Tranche A DIP Lender shall receive payment in full in cash of such Tranche A DIP Lender’s outstanding Tranche A DIP Obligations (as defined below); provided, however, that the Tranche A DIP Lenders hereby agree to accept, in lieu of the payment in full in cash of all of the Tranche A DIP Obligations a new first lien term loan facility (the “Exit Facility”), which Exit Facility shall have the following terms: (i) an aggregate principal amount equal to the Tranche A DIP Obligations on the Effective Date (before giving effect to the payment of the in-kind upfront fee described in clause (iv) below), (ii) a cash pay interest rate equal to 12% per annum, (iii) an upfront fee (payable on the closing date of the Exit

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Facility), payable in cash, equal to 2% of the principal amount of the Exit Facility, (iv) an upfront fee (payable on the closing date of the Exit Facility), payable in-kind, equal to 2% of the principal amount of the Exit Facility and (v) a maturity date that occurs on the date that is 1 year following the Petition Date. All other terms of the Exit Facility shall be reasonably acceptable to Tranche A DIP Lender and shall be no less favorable from the Tranche A DIP Lender’s perspective than the terms set forth in the DIP Facility.

Tranche B DIP Loans: On the Effective Date, each Tranche B DIP Lender shall receive its pro rata share of (i) 100% of the Series A Preferred Stock, (ii) 50% of the Common Stock, (iii) Series A Warrants exercisable at the Series A Warrant Strike Price into 37.5% of the equity value of the Reorganized Debtors between the Series A Warrant Strick Price and the Series B Warrant Strike Price and (iv) Series B Warrants exercisable at the Series B Warrant Strike Price into 27.5% of the equity value of the Reorganized Debtors above the Series B Warrant Strike Price (each such term, as defined in the Restructuring Support Agreement). As used herein, the “Restructuring Support Agreement” means the Restructuring Support Agreement, dated on or about January 31, 2016 (including all exhibit, schedules and annexes thereto), among the Debtors, Robert F.X. Sillerman, the “Consenting Noteholders” referred to therein and the other parties thereto, as amended, supplemented or otherwise modified from time to time with the consent of the Required DIP Lenders.

Use of Proceeds:

Proceeds of the DIP Loans will be used only for the following purposes, in each case, in accordance with and subject to the Approved Budget then in effect: (i) to refinance the outstanding Secured Obligations arising under and as defined in the Amended and Restated Credit Agreement, dated as of September 17, 2015, by and among SFX Entertainment, Inc., as the Borrower, the Lenders party thereto, and Catalyst Fund Limited Partnership V (“Catalyst”), as successor Administrative Agent, (as amended by the First Forbearance Agreement and First Amendment to Credit Agreement, dated as of December 31, 2015, the “Prepetition First Lien Loans”); (ii) to refinance the outstanding Utilisations (as defined in the Foreign Loan Agreement), together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents (as defined in the Foreign Loan Agreement); (iii) general corporate and working capital purposes including funding of the Carve-Out and other expenses provided in, and subject to in all respects, the DIP budget; (iv) the payment of restructuring costs; and (v) the payment of the fees, costs and expenses related to the DIP Facility.

Prepayments:	The Debtors shall not have the ability to make any voluntary prepayments of DIP Loans. In addition, the DIP Credit Agreement shall not contain any mandatory prepayments.

Asset Sales:	The Debtors may sell certain assets during the pendency of the Chapter 11 Cases with the consent of the Required DIP Lenders, which consent

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shall not be unreasonably withheld or delayed (an “Asset Sale”). All net cash proceeds from Asset Sales may be used by the Debtors, with the consent of the Required DIP Lenders, to fund operating expenditures upon the terms and conditions set forth in the Restructuring Support Agreement and the DIP Facility. Any net cash proceeds from Asset Sales that are not permitted by the Required DIP Lenders to be used to fund operating expenditures may be used to reduce the outstanding balance of the Tranche A DIP Loans. For the avoidance of doubt, in no event may any net cash proceeds from Asset Sales (or excess cash) be used to reduce the outstanding balance of the Tranche B DIP Loans.

Application of Repayments:

During the Chapter 11 Cases, distributions of proceeds of DIP Collateral (as defined below) or proceeds of assets that do not constitute DIP Collateral, shall be applied (x) first, to all obligations owing in respect of the Tranche A DIP Loans until paid in full, and (y) second, to all obligations owing in respect of the Tranche B DIP Loans until paid in full.

Buy-Out and Right of First Offer:

At any time after the issuance of the Tranche A DIP Loans (i) the Tranche B DIP Lenders shall have the option to take an assignment of the Tranche A DIP Loans by the Tranche A DIP Lenders at a price equal to 100.0% of the then-outstanding Tranche A DIP Loans, accrued and unpaid interest due thereon, any outstanding indemnities and expenses owing to the Tranche A DIP Lenders, and any fees and premium then due and owing (collectively, the “Tranche A DIP Obligations”); and (ii) should the Tranche A DIP Lenders seek to assign all or any portion of the Tranche A DIP Loans, then, prior to such assignment, the Tranche A DIP Lenders shall be required to offer for purchase such Tranche A DIP Loans to the Tranche B DIP Lenders, with the terms of such offer being set forth in the Agreement Among Lenders (as defined below).

Priority and Security under DIP Facility:

All obligations of the Debtors to the DIP Agent and the DIP Lenders under the DIP Facility, including, without limitation, all principal and accrued interest, premiums (if any), costs, fees, expenses and any other amounts due under the DIP Facility (collectively, the “DIP Obligations”), shall be secured by the following liens and security interests (the “DIP Liens”) on all assets and properties of the Debtors and any domestic and foreign subsidiary of the Debtors (whether tangible, intangible, real, personal or mixed), whether now owned or hereafter acquired and wherever located, before or after the Petition Date, including, without limitation, all cash, cash equivalents, accounts, inventory, equipment, equity interests or capital stock in domestic and foreign subsidiaries, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, receivables (including those owed to the Debtors generated by intercompany transactions), all claims or causes of action (including Avoidance Actions (to be defined in the DIP Credit Agreement) and all products, offspring, profits and proceeds thereof (provided that (x) the pledge of equity interests or capital stock of any foreign subsidiary and (y) the pledge of assets by any foreign subsidiary, shall in each case, only be in the maximum amount allowable without

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negative tax implications as determined by the Required DIP Lenders) (collectively, the “DIP Collateral”):

(a)         secured pursuant to Bankruptcy Code §364(c)(2), subject to the Carve-Out (as defined below), by a first-priority perfected lien on, and security interest in, all present and after-acquired property of the Debtors, wherever located, not subject to a perfected lien or security interest on Petition Date;

(b)         secured pursuant to Bankruptcy Code §364(c)(3), subject to the Carve-Out, by a junior perfected lien on, and security interest in, all present and after-acquired property of the Debtors, wherever located, that is subject to a valid, perfected, enforceable and unavoidable lien or security interest on the Petition Date or subject to a lien or security interest in existence on the Petition Date that is perfected subsequent thereto as permitted by Bankruptcy Code §546(b), in each case, that is permitted to be senior to the DIP Liens pursuant to the DIP Orders; and

(c)          secured pursuant to Bankruptcy Code §364(d)(1), subject to the Carve-Out, by a first priority, perfected senior priming lien on, and security interest in, all present and after-acquired property of the Debtors, wherever located, that is or was subject to a perfected lien or security interest on the Petition Date securing the obligations arising under (x) the Prepetition First Lien Loans and the Foreign Loan (if any remain after the entry of the Interim DIP Order and the Final DIP Order) and (y) the Indenture, dated as of February 4, 2014, by and among SFX Entertainment, Inc., as issuer, the guarantors party thereto and U.S. Bank National Association (the “Prepetition Second Lien Notes Indenture Trustee”), as trustee and collateral agent (the “Prepetition Second Lien Notes”, and the holders of the Prepetition Second Lien Notes, the “Prepetition Second Lien Noteholders”).

The DIP Liens shall be effective and perfected as of the entry of the Interim DIP Order and without requiring the execution, filing or recording of mortgages, security agreements, pledge agreements, control agreements, financing statements or other agreements or instruments, or the taking of any action to obtain possession or control of any collateral. However, the Required DIP Lenders so require, the Debtors (and their non-Debtor subsidiaries at the direction of the Debtors) shall use their commercially reasonable efforts to execute, file or record any or all of the documents described in the preceding sentence and/or take any action so that the DIP Agent obtains possession or control of any collateral.

Superpriority DIP Claims:

All of the claims of the DIP Agent and the DIP Lenders on account of the DIP Obligations shall be entitled to the benefits of section 364(c)(1) of the Bankruptcy Code, having superpriority over any and all administrative expenses of the kind that are specified in sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or

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any other provisions of the Bankruptcy Code, subject only to the Carve- Out.

Carve-Out:

“Carve-Out” shall include: (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under 28 U.S.C. § 1930(a); (ii) prior to the delivery of a Carve Out Notice (as defined below), to the extent allowed at any time by the Bankruptcy Court and subject to the Approved Budget, all accrued and unpaid fees and expenses incurred by professionals retained by (x) the Debtors, including the claims and noticing agent, and (y) one official committee of creditors (collectively, the professionals identified in clauses (x) and (y) above, the “Retained Professionals”); (iii) after the date of the delivery of a Carve Out Notice, to the extent allowed by the Bankruptcy Court, all unpaid fees and expenses incurred by professionals retained by the Debtors and one official committee of creditors after the date of the Carve Out Notice in an aggregate amount not to exceed $500,000; and (iv) up to $1.4 million to purchase a tail policy for the Debtors’ directors and officers liability insurance. For purposes of the foregoing, “Carve Out Notice” shall mean a written notice delivered by the DIP Agent at the direction of the Required DIP Lenders to the Debtors and their counsel, the United States Trustee, and lead counsel to any official committee, which notice may be delivered following the occurrence of an Event of Default. All amounts of the Carve-Out that have not been funded or deposited into the Professional Fee Escrow Account (as defined below) as of the date of the Carve-Out Notice shall be required to be funded from the proceeds of Collateral.

Payment of Carve-Out:

Until the DIP Termination Date, the Debtors are authorized and directed, without further Order of this Court and at the times provided below, to deposit into an account maintained by Debtors’ counsel or other party designated by the Debtors an amount equal to the line items identified in the then applicable Approved Budget (collectively the “Bankruptcy Fees”) under the line items for Retained Professionals (such account the “Professional Fee Account”), which amounts are part of the Carve-Out. Upon entry of the Interim DIP Order and as part of the Initial Draw, the initial funding into the Professional Fee Account shall be in an amount of two months of projected Bankruptcy Fees for the Retained Professionals. Thereafter, the Debtors shall draw Bankruptcy Fees in advance in each monthly DIP Draw. Proceeds deposited into the Professional Fee Account shall be held for purposes of paying allowed fees and expenses of the Retained Professionals when allowed by order of this Court (as to which the parties’ rights are expressly reserved). Any portion of the Professional Fee Account not used to pay allowed fees and expenses of Retained Professionals shall be remitted to the Debtors’ estates or their successor (subject to rights of the DIP Lenders) after payment in full of all allowed fees and expenses of Retained Professionals which are part of the Carve-Out. The foregoing amounts may be paid from the Professional Fee Account notwithstanding the DIP Termination Date or the dismissal or conversion of these Chapter 11 Cases to pay to each Retained Professional to the extent of any fees and expenses incurred prior to the Carve-Out Notice that are ultimately

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allowed.

Chapter 11 Cases Milestones:	The DIP Credit Agreement will include certain milestones related to the Debtors’ Chapter 11 Cases as agreed to by the Borrower and the Required DIP Lenders, including the following (the “Milestones”):

(a)         On or before February 2, 2016, the Chapter 11 Cases shall have been commenced in the Bankruptcy Court and the Debtors’ first day motions (including a motion seeking entry of the DIP Orders), in each case in form and substance acceptable to the Required DIP Lenders, shall have been filed with the Bankruptcy Court;

(b) On or before February 4, 2016, the Bankruptcy Court shall have entered the Interim DIP Order, in form and substance acceptable to the Required DIP Lenders;

(c)          On or before the fourteenth (14th) day after the Petition Date, the Debtors shall select an executive search firm (the “Search Firm”) for the purpose of conducting a search for a new Chief Executive Officer (“CEO”) of the Borrower (the “Executive Search”) with the Search Firm and the terms of its engagement being acceptable to the Required DIP Lenders (the “Search Firm Engagement Terms”);

(d)         On or before the seventeenth (17th) day after the Petition Date, the Debtors shall have issued a press release that is acceptable to the Required DIP Lenders notifying the public that the Borrower has selected a Search Firm to perform the Executive Search;

(e)          On or before the twenty-first (21st) day after the Petition Date, the Debtors shall file a motion to approve the engagement of the Search Firm on the Search Firm Engagement Terms (the “Search Firm Motion”);

(f)           On or before the thirtieth (30th) day after the Petition Date, the Debtors shall file a motion that is acceptable to the Required DIP Lenders to approve bidding procedures and setting an auction date for the sale of all of the assets or the stock of Beatport, Inc. (the “Beatport Sale”) and shall have also delivered to the DIP Lenders a detailed business plan providing for the retention of Beatport as an alternative to the Beatport Sale.

(g) On or before the forty-fifth (45th) day after the Petition Date, an order of the court shall be entered approving the engagement of the Search Firm on the Search Firm Engagement Terms;

(h)         On or before the forty-fifth (45th) day after the Petition Date, Board shall have approved of the appointment of Michael Katzenstein of FTI Consulting, Inc. as interim CEO of the Borrower effective upon the sixtieth (60th) day after the Petition Date (the “Katzenstein Appointment”);

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(i) On or before the forty-fifth (45th) day after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order, in form and substance acceptable to the Required DIP Lenders;

(j)            On or before March 15, 2016, the Debtors shall have delivered to the DIP Lenders a detailed business plan, which shall include, among other things, cost savings initiatives that shall be reasonably acceptable to the Required DIP Lenders (the “Cost Savings Initiatives”) to be implemented by the Debtors;

(k)         On or before March 21, 2016, the Debtors shall file a plan of reorganization (the “Plan”) accompanied by a disclosure statement (the “Disclosure Statement”) and a motion to approve the disclosure statement (the “Disclosure Statement Motion”) in respect thereto, in each case consistent with the Restructuring Support Agreement and otherwise in form and substance acceptable to the Required DIP Lenders;

(l)             On or before the sixtieth (60th) day after the Petition Date, (i) Robert F.X. Sillerman shall have resigned as CEO of SFX Entertainment, Inc. and shall have resigned from all other employment positions held by him at any of the Debtors or any of their debtor or non- debtor subsidiaries and (ii) Howard J. Tytel shall have resigned as General Counsel of SFX and shall have resigned from all other employment positions held by him at any of the Debtors;

(m) Upon the retention of a new CEO, the Debtors shall issue a press release that is acceptable to the Required DIP Lenders;

(n)         On or before April 29, 2016, the hearing to consider the Disclosure Statement Motion and to obtain entry by the Bankruptcy Court of an order approving the Disclosure Statement, which shall be in form and substance acceptable to the Required DIP Lenders, shall have occurred;

(o) On or before the ninetieth (90th) day after the Petition Date, the Debtors shall have used commercially reasonable efforts to have implemented the Cost Savings Initiatives;

(p) On or before May 2, 2016, the Bankruptcy Court shall have entered an order approving the Disclosure Statement;

(q) On or before May 9, 2016, solicitation of the Plan shall have commenced;

(r) On or before June 10, 2016, the Bankruptcy Court shall hold a hearing for the approval and confirmation of the Plan;

(s) On or before June 13, 2016, the Bankruptcy Court shall have entered an order confirming the Plan (the “Confirmation Order”), in form and substance acceptable to the Required DIP Lenders; and

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(t) On or before June 30, 2016, the effective date of the Plan shall have occurred.

Conditions Precedent to Closing and DIP Loan Draws:

Usual and customary for transactions of this type and others determined to be appropriate by the Required DIP Lenders and agreed to by the Borrower, in each case, that are satisfactory to the DIP Agent and the Required DIP Lenders, including, without limitation, the following:

(a)         All documentation relating to the DIP Facility shall be in form and substance satisfactory to the DIP Agent and the DIP Lenders and all such documentation required to be executed shall be executed;

(b)         All reasonable fees, costs, disbursements and expenses of (i) the DIP Agent (including fees, costs, disbursements and expenses of its counsel) and (ii) the DIP Lenders (including (and as to professional fees and expenses limited to) fees, costs, disbursements and expenses of (x) their counsel, Stroock & Stroock & Lavan LLP (“Stroock”), and Kirkland & Ellis LLP, and their Delaware local counsel, Young Conaway Stargatt & Taylor LLP (“Young Conaway”), (y) their financial advisor, Houlihan Lokey Capital, Inc. (“Houlihan”), and (z) any other professional advisors retained by the DIP Lenders or their counsel with the consent of the Debtors ((x), (y) and (z) above, the “DIP Lender Advisors”), in each case, shall have been paid in full in cash or paid from the borrowing under the DIP Loan;

(c)          The Debtors shall enter into a written acknowledgement of an engagement letter (which letter shall be reasonably acceptable to the Borrower) between Houlihan and Stroock agreeing to compensate the mutually acceptable fees and expenses of Houlihan;

(d) The DIP Agent and the DIP Lenders shall have received the items described under “Approved Budget” below;

(e)          On or prior to the entry of the Final DIP Order, and thereafter on or prior to each subsequent monthly draw, the Debtors shall have delivered to the DIP Lenders a revised monthly business plan for the calendar year 2016 approved by the Chief Restructuring Officer that shall include, without limitation, detailed information on cost savings initiatives in form and substance acceptable to the Required DIP Lenders;

(f) Satisfaction by the Debtors of all Milestones that have occurred as of each Draw Date;

(g)          All motions and other documents to be filed with and submitted to the Bankruptcy Court related to the DIP Facility and the approval thereof shall be in form and substance satisfactory to the Required DIP Lenders;

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(h)         There shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that, in the judgment of the DIP Agent at the direction of the Required DIP Lenders, prohibits, restricts or imposes a materially adverse condition on the Debtors ability to comply with or perform under the DIP Facility or the exercise by the DIP Agent at the direction of the DIP Lenders of its rights as a secured party with respect to the DIP Collateral;

(i)             All governmental and third party consents and approvals necessary in connection with the DIP Facility shall have been obtained (without the imposition of any conditions that are not acceptable to the DIP Agent and the Required DIP Lenders in their reasonable discretion) and shall remain in effect;

(j)            A restructuring support agreement shall have been entered into by and between the Debtors, Robert F.X. Sillerman and the Prepetition Second Lien Noteholders party thereto (the “Restructuring Support Agreement”);

(k) The DIP Agent, for the benefit of the DIP Lenders, shall have a valid and perfected lien on and security interest in the DIP Collateral on the basis and with the priority set forth herein;

(l) The Lenders shall have received the Initial Budget and the Projections (each, as defined below); and

(m) Execution and delivery of the Agreement Among Lenders in form and substance reasonably satisfactory to the Tranche A DIP Lenders and the Tranche B DIP Lenders

Representations and Warranties:

Usual and customary for transactions of this type and others determined to be appropriate by the Required DIP Lenders, in each case, that are satisfactory to the DIP Agent and the Required DIP Lenders.

Approved Budget Covenant:

Updated Budget. On or before 5:00 p.m. New York City time on the 20th day of each calendar month (commencing with February 20, 2016), the Debtors shall deliver to the DIP Agent and the DIP Lenders a supplement to the Initial Budget (or the previously supplemented Approved Budget, as the case may be), covering a 13-week period that commences with the week such supplement is delivered, consistent with the form and level of detail of the Initial Budget and otherwise in form and substance satisfactory to the DIP Agent at the direction of the Required DIP Lenders (an “Updated Budget”). Upon (and subject to) the approval of any such Updated Budget by the DIP Agent (as directed by, and with the prior written consent of, the Required DIP Lenders in their sole discretion), such Updated Budget shall constitute the then-Approved Budget; provided, however, that in the event the DIP Agent and Debtors are unable to reach agreement regarding an Updated Budget, then the Approved Budget most recently in effect shall remain the Approved Budget; provided, further, however, that the failure of the Debtors to deliver to the DIP Agent and the DIP Lenders

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an updated 13-week budget within five (5) calendar days of any date upon which the Debtors are obligated to deliver an updated 13-week budget shall constitute an Event of Default.

Variance Reporting. By no later than 5:00 p.m. New York City time on the Wednesday of each calendar week commencing with Wednesday, February 10, 2016 (each such Wednesday, a “Variance Report Date”), the Debtors shall deliver to the DIP Agent and the Lenders a variance report setting forth, in reasonable detail, any differences between actual receipts and disbursements verses proposed receipts and disbursements set forth in the Approved Budget for the prior week, together with a statement certifying compliance with the Budget Covenants (with supporting back-up in reasonable detail) and certifying that no disbursements inconsistent with the Approved Budget have been made.

Budget Covenants. The Debtors shall not permit any of the following to occur (the “Budget Covenants”):

(i)            a negative variance not to exceed the greater of $1.75 million and 15% from the designated “Total Operating Receipts” line in the Approved Budget, tested on a cumulative weekly basis over (a) a rolling three-week period for the week ending Saturday, February 20, 2016, (b) a rolling four-week period for the week end Saturday, February 27, 2016, and (c) a rolling five-week period for each week ending thereafter;

(ii)           a negative variance not to exceed the greater of $2.0 million and 15% from the designated “Total Operating Disbursements” line in the Approved Budget, tested on a cumulative weekly basis over (a) a rolling three-week period for the week ending Saturday, February 20, 2016, (b) a rolling four-week period for the week end Saturday, February 27, 2016, and (c) a rolling five-week period for each week ending thereafter;

(iii)          a negative variance not to exceed the greater of $2.0 million and 15% from the designated “Domestic Net Cash Flow Before DIP Financing” line in the Approved Budget (which shall exclude, for the avoidance of doubt, repayments of the Prepetition First Lien Loans and intercompany transfers), tested on a cumulative weekly basis for the period starting on February 1, 2016 and ending on Saturday of each week, commencing with the week ending Saturday, February 20, 2016;

(iv)          the designated “Domestic Net Cash Flow Before DIP Financing” line in the Approved Budget (which shall exclude, for the avoidance of doubt, repayments of the Prepetition First Lien Loans and intercompany transfers), tested on a cumulative monthly basis for the period starting on February 1, 2016 and ending on the last day of each fiscal month to be less than an amount that is equal to the greater of a $2.0 million cushion and a 15% cushion to the applicable

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amounts included in the Projections;

(v)           unrestricted cash and cash equivalents of the Borrower’s direct and indirect foreign subsidiaries (not including cash collateral and ticketing receipts) to be less than the following: (i) $5.0 million at any time during February, March or April of 2016, (ii) $7.5 million at any time during May 2016 or (iii) $10.0 million at any time during June 2016 or any month thereafter; and

(vi)          any Debtor makes any disbursement not contemplated by the Approved Budget (giving effect to the foregoing variances) without having received the prior written consent of the Required DIP Lenders (which consent may be withheld in their sole discretion).

Approval Required for Variances. Variances (other than as permitted above), if any, from the Approved Budget, and any proposed changes to the Approved Budget, shall be subject to written agreement by the Debtors and the Required DIP Lenders. Any incurrence or payment by any of the Debtors of expenses (x) other than as set forth in the Approved Budget and (y) in excess of the permitted variances shall constitute an Event of Default; provided, however, that disbursements to lender professionals shall not be included or otherwise considered for such variance testing.

Affirmative Covenants:

Usual and customary for transactions of this type and others determined to be appropriate by the Required DIP Lenders, in each case, that are satisfactory to the DIP Agent and the Required DIP Lenders, including, without limitation (and subject to agreed exceptions, baskets and caps):

(a) Delivery of periodic updates of the Approved Budget and weekly variance reports;

(b)         Delivery to the DIP Agent and DIP Lenders of monthly reports by the Chief Financial Officer and Chief Restructuring Officer with respect to revenues, operating expenses, asset sales, cost savings, key hires and other matters reasonably requested by the DIP Lenders;

(c)          Delivery to counsel to the DIP Agent and DIP Lenders, at least three (3) calendar days in advance of filing with the Bankruptcy Court or as soon thereafter as is practicable, of drafts of the Interim DIP Order, the Final DIP Order, the Confirmation Order and all other proposed orders, motions, pleadings and other documents related to the DIP Facility and the Chapter 11 Cases, any plan of reorganization or liquidation, and/or any disclosure statement related to such plan;

(d) Delivery, within five (5) business days of the Petition Date, to counsel to the DIP Agent and DIP Lenders of a schedule of all known disbursements (in one or a series of transactions) in excess of

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$250,000 for the six (6) month period following the Petition Date, along with a description of how the Debtors’ normal operating and payment procedures function with respect to such disbursements, and the Debtors and the Required DIP Lenders shall thereafter implement a reasonably acceptable process for obtaining Required DIP Lender consent to such disbursements.

(e) Compliance with the Milestones and any additional milestones set forth in the DIP Loan Documents;

(f)           Subject to appropriate confidentiality arrangements, access to information (including historical information and books and records) and personnel, including, without limitation, regularly scheduled meetings as mutually agreed with senior management, the Chief Financial Officer, the Chief Restructuring Officer and other company advisors and a subcommittee of the DIP Lenders and the DIP Lender Advisors, who shall be provided with access to all information they shall reasonably request and to other internal meetings regarding strategic planning, cash and liquidity management, operational and restructuring activities;

(g)          Compliance in all material respects with applicable laws (including without limitation, the Bankruptcy Code, ERISA, and environmental laws), payment of taxes, maintenance of all necessary licenses and permits and trade names, trademarks, patents, preserve corporate existence, and maintenance of appropriate and adequate insurance coverage;

(h)         Conducting all transactions with affiliates on contractual terms existing as of the Petition Date or other terms equivalent to those obtainable in arm’s length transactions, including, without limitation, restrictions on management fees to affiliates; provided however, that the Debtors shall not conduct any transactions with affiliates other than as expressly set forth on and as provided in the disclosure schedules to the DIP Credit Agreement;

(i) Maintenance of a cash management system acceptable to the DIP Agent and the DIP Lenders; and

(j) Periodic reporting on the presales of all tickets for the Debtors’ festivals.

The DIP Loan Documents will also contain provisions relating to disbursement controls satisfactory to the DIP Lenders.

Negative Covenants:

Usual and customary for transactions of this type and others determined to be appropriate by the Required DIP Lenders, in each case, that are satisfactory to the DIP Agent and the Required DIP Lenders, which shall limit the ability of the Debtors and their subsidiaries to, among other things (and subject to exceptions, baskets and caps to agreed by the Borrower and the Required DIP Lenders):

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(a)         Create or permit to exist any liens or encumbrances on any assets, other than liens securing the DIP Facility and any permitted liens agreed by the DIP Lenders (which liens shall include scheduled liens in existence on the Closing Date (subject to the approval of the Required DIP Lenders));

(b)         Create or permit to exist any other superpriority claim which is pari passu with or senior to the claims of the Lenders under the DIP Facility, except for the Carve-Out and liens securing the DIP Facility;

(c)          Dispose of assets (including, without limitation, any sale and leaseback transaction and any disposition under Bankruptcy Code section 363) in any single transaction or series of transactions having a fair market value in excess of $500,000, individually or in the aggregate;

(d)         Modify or alter (i) in any material manner the nature and type of its business or the manner in which such business is conducted or (ii) its organizational documents, except as required by the Bankruptcy Code;

(e)          Prepay, redeem, purchase or exchange any pre-petition indebtedness, or amending or modify any of the terms of any such pre-petition indebtedness, except as expressly provided for in the Approved Budget and pursuant to “first day” or other orders entered upon pleadings that are reasonably satisfactory to the Required DIP Lenders;

(f) Assert any right of subrogation or contribution against any of the other Debtors until all borrowings under the DIP Facility are paid in full in cash and the DIP Commitments are terminated;

(g)          Incur or assume any additional debt or contingent obligations or give any guarantees; merge or consolidate with any other person, change the corporate structure or create or acquire new subsidiaries; give a negative pledge on any assets in favor of any person other than the DIP Agent and the DIP Lenders; and permit to exist any consensual encumbrance on the ability of any domestic or foreign subsidiary to pay dividends or other distributions to the Borrower; in each case, subject to customary exceptions or baskets as may be agreed by the Borrower and the Required DIP Lenders

(h)         Make any loans, advances, capital contributions or acquisitions, form any joint ventures or partnerships or make any other investments in subsidiaries or any other person, subject to certain exceptions to be agreed by the Borrower and the Required DIP Lenders;

(i) Make or commit to make any payments in respect of warrants,

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options, repurchase of stock, dividends, earn-out payments, contingent payments or any other distributions;

(j)            Make, commit to make, or permit to be made any payments to, or enter into any transactions with, affiliates, without the prior written consent of the Required DIP Lenders, except for customary compensation to be paid to executive officers or directors of the Debtors and their subsidiaries as set forth in the Approved Budget and otherwise as provided in the Credit Agreement;

(k)         Make any disbursement (in one or a series of transactions) in an amount in excess of $50,000 without the approval of the Chief Restructuring Officer (or an employee of FTI Consulting, Inc. designated by the Chief Restructuring Officer to approve such disbursements); provided, however, that under no circumstance shall Robert F.X. Sillerman, individually and on behalf of any entity, agent, fund or other person owned or controlled, directly or indirectly, in whole or in part, by Robert F.X. Sillerman have authority to make or decide to make any disbursements on behalf of the Debtors;

(l)             Make any disbursement (in one or a series of transactions), for the six (6) month period following the Petition Date, in an aggregate amount in excess of $450,000 for costs and expenses in connection with a special-purpose medically equipped airplane to be used by Robert F.X. Sillerman, which airplane shall only be used for legitimate corporate purposes; provided, however, that any reimbursement of costs and expenses in connection therewith shall be subject to the pre-approval of the Chief Restructuring Officer; provided, further, however, the Debtors shall not pay any costs and expenses in connection with such airplane (A) in excess of $450,000, and (B) after the date that is six months following the Petition Date, in each case, without the consent of the Required DIP Lenders;

(m)     Use any proceeds from asset sales, other than proceeds resulting from the sale of all or substantially all of the Debtors’ assets, other than (x) during the Chapter 11 Cases, to pay for general operating expenses of the Debtors’ business, subject to the Approved Budget and (y) on the Effective Date of the Plan, to pay down the Tranche A DIP Loans, including any accrued and unpaid interest thereon and any applicable premium;

(n)         (A) Assume any contract for employment and/or engagement letter of Moelis & Company (in any capacity) during the Chapter 11 Cases without the consent of the Required DIP Lenders, and (B) seek Bankruptcy Court approval to retain Moelis & Company (in any capacity) without the consent of the Required DIP Lenders;

(o) Without the prior written consent of the DIP Agent (at the direction of the Required DIP Lenders), make or permit to be made any change to the Interim DIP Order, the Final DIP Order or any other

17

order of the Bankruptcy Court with respect to the DIP Facility; or

(p)         Permit any change in ownership or control of any of the Debtors or any domestic or foreign subsidiary or any change in accounting treatment or reporting practices, except as required by U.S. generally accepted accounting principles and as permitted by the DIP Loan Documents.

Approved Budget:

As a condition to closing, the Lenders shall have received (i) an initial 13-week budget, projecting on a consolidated basis each of domestic and foreign operations, and containing in respect of domestic operations line- items of sufficient detail to show, receipts and disbursements for such 13-week period, including, without limitation, the anticipated weekly uses of the DIP Loans and cash collateral for such period, and which shall provide, among other things, for the payment of the fees and expenses, including professional fees, relating to the DIP Loans, ordinary course expenses, fees and expenses related to the Chapter 11 Cases, and working capital and other general corporate needs, which budget shall be in form and substance, and based on assumptions satisfactory to, the Required DIP Lenders (the “Initial Budget”) and (ii) a projected statement of cash flows on a monthly basis for the ensuing six (6) month period (the “Projections”). The Initial Budget shall be deemed the “Approved Budget” for all purposes of the DIP Loan Documents until superseded by an Updated Budget (as defined above).

Applicability of Nonbankruptcy Law Relating to Perfection or Enforceability of Liens:

The DIP Agent and DIP Lenders shall be satisfied that all liens granted for the benefit of the DIP Agent and the DIP Lenders, shall be valid, enforceable, non-avoidable, and perfected, effective as of the Closing Date, and no further action shall be required to effect such perfection.

Expenses:

The Debtors shall pay: (a) all reasonable out-of-pocket expenses of the DIP Agent and the DIP Lenders (x) associated with the preparation, negotiation, execution and delivery of this DIP Term Sheet and associated with the preparation, negotiation, execution, delivery and administration of the DIP Loan Documents and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel, including separate counsel to the Tranche A DIP Lenders) and (y) incurred by DIP Agent and DIP Lenders in connection with the Chapter 11 Cases; and (b) all out-of-pocket expenses of the DIP Agent and the DIP Lenders (including the fees, disbursements and other charges of their counsel and financial advisor, including separate counsel to the Tranche A DIP Lenders) in connection with the enforcement of the DIP Loan Documents; provided, that the advisors shall be limited to one primary counsel, one local counsel and one financial advisor.

Events of Default and Remedies:

Usual and customary defaults and events of default (each, an “Event of Default”) for transactions of this type and others determined to be appropriate by the Required DIP Lenders, in each case, that are satisfactory to the Required DIP Lenders, including, without limitation, the following (subject to agreed exceptions and grace periods):

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(a) The Debtors fail to comply with any of the Milestones;

(b) The Debtors will not retain any new executive officer or executive employee or modify the terms of any existing arrangement on terms not acceptable to the Required DIP Lenders;

(c)          The Chief Restructuring Officer (x) resigns and is not replaced by a new Chief Restructuring Officer reasonably acceptable to the Required DIP Lenders within ten (10) business days (subject to delay resulting from Bankruptcy Court approval) or (y) is terminated

(d) The Debtors failure to comply with the receipts or disbursements on the Approved Budget (subject to any permitted variance);

(e)          Any party under the Restructuring Support Agreement defaults under, breaches or otherwise violates the Restructuring Support Agreement or provides a notice of termination thereunder, the result of which would give rise to the ability of the Debtors and/or the Consenting Noteholders to terminate the Restructuring Support Agreement;

(f) The Debtors adopt an employee incentive plan not reasonably acceptable to the Required DIP Lenders; or

(g) The Debtors file any plan of reorganization with the Bankruptcy Court other than the Plan.

The DIP Agent and the DIP Lenders shall have customary remedies determined appropriate by the Required DIP Lenders, including, without limitation, the following:

Without further order from the Bankruptcy Court, the automatic stay provisions of section 362 of the Bankruptcy Code shall be vacated and modified to the extent necessary to permit the DIP Agent and the DIP Lenders to exercise, upon the occurrence and during the continuance of any Event of Default upon five (5) calendar days’ prior written notice of such occurrence, in each case given to the Debtor, counsel for any official committee appointed in the Chapter 11 Case, and the U.S. Trustee, all rights and remedies provided for in the DIP Loan Documents, and to take any or all of the following actions without further order of or application to the Bankruptcy Court (as applicable):

(a) immediately terminate the Debtors’ limited use of any cash collateral;

(b) cease making any DIP Loans under the DIP Facility to the Debtors;

(c) declare all DIP Obligations to be immediately due and payable; (d) freeze monies or balances in the Debtors’ accounts and sweep all funds contained in the Debtors’ deposit accounts; (e) immediately set-off any and all amounts in accounts maintained by the Debtors with the DIP Agent or the DIP Lenders against the DIP Obligations, or otherwise enforce any and all rights against the DIP Collateral in the possession of any of the applicable DIP Lenders, including, without limitation,

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disposition of the DIP Collateral solely for application towards the DIP Obligations; and (f) take any other actions or exercise any other rights or remedies permitted under the DIP Orders, the DIP Loan Documents or applicable law to effect the repayment of the DIP Obligations.

Following the giving of notice by the DIP Agent of the occurrence of an Event of Default, the Debtors shall have no right to use any proceeds of the DIP Collateral, nor any other Cash Collateral (other than the Carve-Out). The Debtors shall be entitled to seek an emergency hearing before the Bankruptcy Court within such five (5) business day period following notice of the occurrence of any Event of Default for the purpose of seeking to use Cash Collateral on a contested basis.

The Debtors shall waive any right to seek relief under the Bankruptcy Code, including under section 105 thereof, to the extent such relief would restrict or impair the rights and remedies of the DIP Agent and the DIP Lenders set forth in the DIP Orders and in the DIP Loan Documents.

Rights between Tranche A DIP Lenders and Tranche B DIP Lenders:

Upon the occurrence of any Event of Default, the Tranche A DIP Lenders shall, upon notice to the DIP Agent, have the ability to control or direct the exercise of remedies with respect to DIP Collateral on terms satisfactory to the Tranche A DIP Lenders until the Tranche A DIP Obligations are repaid in full in cash (including the ability to credit bid the Tranche A DIP Obligations).

Adequate Protection:

The manner and form of adequate protection to be provided to the holders of the Prepetition Second Lien Notes or any other party (if any) shall be, in form and substance, acceptable to the Required DIP Lenders, as applicable; provided, however, that notwithstanding the foregoing, holders of the Prepetition Second Lien Notes shall receive adequate protection consisting of (i) replacement liens on all of the Debtors’ assets, junior only to the DIP Liens and the Carve-Out (including for the avoidance of doubt receivables owed to the Debtors generated by intercompany transactions), (ii) super-priority adequate protection claims subject to the Carve-Out, (iii) payment of the fees and expenses of (x) counsel to the Prepetition Second Lien Notes Indenture Trustee and (y) Stroock, as counsel to the Ad Hoc Group, Young Conaway, as Delaware local counsel to the Ad Hoc Group, Houlihan, as financial advisor to the Ad Hoc Group, and any other professional advisors retained by the Ad Hoc Group or their counsel with the consent of the Debtors (collectively, the “Restructuring Support Advisors”), and (iv) such other form(s) of adequate protection as is satisfactory to the Debtors and the Required DIP Lenders.

Required DIP Lenders:

Both (x)  Tranche A DIP Lenders holding more than 50% of the outstanding Tranche A DIP Loans and unfunded Tranche A DIP Commitments and (y) Tranche B DIP Lenders holding more than 50% of the outstanding Tranche B DIP Loans and unfunded Tranche B DIP Commitments (the “Required DIP Lenders”) except as to matters requiring unanimity under the DIP Credit Agreement (e.g., the reduction

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of interest rates, the extension of interest payment dates, the reduction of fees, the extension of the maturity of the DIP Obligations, any change in the superpriority status of the Debtors’ obligations under the DIP Facility and the release of all or substantially all of the DIP Collateral) and matters disproportionately affecting Tranche A DIP Loans or Tranche B DIP Loans.

Marshalling, Waiver of 506(c) Claims and Section 552(b) Equities of the Case:

The DIP Orders shall (i) provide that in no event shall the DIP Agent or the DIP Lenders be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the DIP Collateral, as applicable, and (ii)  approve the waiver of all 506(c) claims and the section 552(b) equities of the case exception.

Miscellaneous:

The DIP Credit Agreement and the DIP Orders will, among other provisions deemed appropriate by the Required DIP Lenders, also contain the following, each of which shall be in form and substance satisfactory to the Required DIP Lenders:

(a)         A provision providing for indemnification and expense reimbursement from the Borrower and each of the Guarantors to the DIP Agent and each of the DIP Lenders (including for the avoidance of doubt, reimbursement of all costs and expenses of separate counsel to the Tranche A DIP Lenders) that is usual and customary for transactions of this type and that is in form and substance satisfactory to the DIP Agent and the Required DIP Lenders;

(b)         A provision that, in connection with any sale of any of the Collateral under section 363 of the Bankruptcy Code or under a plan of reorganization, the DIP Agent, at the direction of the Required DIP Lenders, shall have the right to credit bid a portion or the full amount of all DIP Obligations as permitted by applicable law; and

(c)          Standard yield protection provisions (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs and payments free and clear of withholding taxes).

Agreement Among Lenders:	The Tranche A DIP Lenders and the Tranche B DIP Lenders will enter into an agreement among lenders (the “Agreement Among Lenders”), which shall provide for:

(i) a pro rata right of first offer in favor of the Tranche B DIP Lenders prior to any assignments of Tranche A DIP Loans by the Tranche A DIP Lenders;

(ii)   a restriction on the ability of Tranche A DIP Lenders to assign their Tranche A DIP Loans prior to an Event of Default to Catalyst and/or its affiliates; provided, however, that such restriction shall cease to exist during the continuance of Event of Default, subject to a pro rata right of last offer in favor of the Tranche B DIP Lenders prior to any such assignment by the Tranche A DIP Lenders;

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(iii)   a restriction on the ability of Tranche B DIP Lenders to assign their Tranche B DIP Loans prior to an Event of Default to Catalyst and/or its affiliates; provided, however, that such restriction shall cease to exist during the continuance of Event of Default, subject to a pro rata right of last offer in favor of the other Tranche B DIP Lenders prior to any such assignment by the Tranche B DIP Lenders;

(iv) a prohibition on assignments of DIP Loans to Robert F.X. Sillerman or any of his controlled affiliates;

(v) a customary “par” buy-out right consistent with the provisions described under “Buy-Out and Right of First Offer” above;

(vi)   a requirement that an amount equal to the difference between $100.0 million and the Initial Draw be funded by the Tranche B DIP Lenders to the DIP Agent on the Closing Date, which amounts shall be made available to the Borrower subject to the satisfaction of the then- applicable borrowing conditions (if so requested by the Borrower);

(vii)   a prohibition on any credit bid by the Tranche B DIP Lenders unless the credit bid provides for the payment in cash in full of all Tranche A DIP Obligations as a condition to the consummation of such credit bid; and

(viii) other customary provisions to be reasonably agreed among the DIP Lenders (including notice provisions).

Assignments of DIP Commitments and DIP Loans:

DIP Lenders shall be permitted to assign outstanding DIP Loans and/or unfunded DIP Commitments, or grant participation interest therein, to “eligible assignees” (to be defined in a manner acceptable to the Required DIP Lenders, but to exclude certain competitors and other disqualified institutions (including, without limitation, Robert F.X. Sillerman, Catalyst and any of their respective controlled affiliates (except in the case of Catalyst and its controlled affiliates, if an Event of Default exists subject to the limitations above)).

Governing Law:	Except as governed by the Bankruptcy Code, New York.

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SCHEDULE A

Allianz Global Investors U.S. LLC

Axar Capital Management LP

DW Catalyst Master Fund, Ltd.

Kildonan Castle Asset Management LLP

Knighthead Capital Management, LLC

Redwood Capital Management, LLC

Roystone Capital Management LP

EXHIBIT C

MILESTONES

(a)                     On or before February 2, 2016, the Chapter 11 Cases shall have been commenced in the Bankruptcy Court and the Company’s First Day Motions, in each case in form and substance acceptable to the Requisite Noteholders, shall have been filed with the Bankruptcy Court;

(b)                     On or before February 4, 2015, the Bankruptcy Court shall have entered the Interim DIP Order, in form and substance acceptable to the Requisite Noteholders;

(c)                      On or before the fourteenth (14th) day after the Petition Date, the Company shall select an executive search firm (the “Search Firm”) for the purpose of conducting a search for a new chief executive officer (“CEO”) of SFX (the “Executive Search”) with the Search Firm and the terms of its engagement being acceptable to the Requisite Noteholders (the “Search Firm Engagement Terms”);

(d)                     On or before the seventeenth (17th) day after the Petition Date, the Company shall have issued a press release that is acceptable to the Requisite Noteholders notifying the public that SFX has selected a Search Firm to perform the Executive Search;

(e)                      On or before the twenty-first (21st) day after the Petition Date, the Company shall file a motion to approve the engagement of the Search Firm on the Search Firm Engagement Terms (the “Search Firm Motion”);

(f)                       On or before the thirtieth (30th) day after the Petition Date, the Company shall file a motion that is acceptable to the Requisite Noteholders to approve bidding procedures and setting an auction date for the sale of all of the assets or the stock of Beatport, Inc. (the “Beatport Sale”) and shall have also delivered to the Initial Consenting Noteholders a detailed business plan providing for the retention of Beatport as an alternative to the Beatport Sale;

(g)                      On or before the forty-fifth (45th) day after the Petition Date, the Bankruptcy Court shall have entered an order approving the engagement of the Search Firm on the Search Firm Engagement Terms;

(h)                     On or before the forty-fifth (45th) day after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order, in form and substance acceptable to the Requisite Noteholders;

(i)                         On or before the forty-fifth (45th) day after the Petition Date, the Bankruptcy Court shall have entered the RSA Order, in form and substance acceptable to the Requisite Noteholders;

(j)                        On or before the forty-fifth (45th) day after the Petition Date, the Board shall have approved of the appointment of Michael Katzenstein of FTI Consulting, Inc. as CEO effective upon the sixtieth (60th) day after the Petition Date;

(k)                     On or before the sixtieth (60th) day after the Petition Date, (i) Robert F.X. Sillerman shall have resigned as Chief Executive Officer of SFX and shall have resigned from all other employment positions held by him at any of the SFX Entities, and (ii) Howard J. Tytel shall have resigned as General Counsel of SFX and shall have resigned from all other employment positions held by him at any of the SFX Entities.

(l)                         On or before March 15, 2016, the Company shall have delivered to the Requisite Noteholders a detailed business plan, which shall include, among other things, cost savings initiatives that shall be reasonably acceptable to the Requisite Noteholders (the “Cost Savings Initiatives”) to be implemented by the SFX Entities;

(m)                 On or before the ninetieth (90th) day after the Petition Date, the Company shall have used commercially reasonable efforts to have implemented the Cost Savings Initiatives.

(n)                     On or prior to the entry of the Final DIP Order, and thereafter on or prior to each subsequent monthly draw, the Company shall have delivered to the Initial Consenting Noteholders a revised monthly business plan for the calendar year 2016 approved by the Chief Restructuring Officer that shall include, without limitation, detailed information on cost savings initiatives in form and substance acceptable to the Requisite Noteholders;

(o)                     On or before March 21, 2016, the Company shall file the Plan, Disclosure Statement and Disclosure Statement Motion, in each case in form and substance acceptable to the Requisite Noteholders;

(p)                     On or before April 29, 2016, the hearing to consider the Disclosure Statement Motion and the Disclosure Statement, each of which shall be in form and substance acceptable to the Requisite Noteholders, shall have occurred;

(q)                     On or before May 9, 2016, Solicitation of the Plan shall have commenced;

(r)                        On or before June 10, 2016, the Bankruptcy Court shall hold a hearing for the approval and confirmation of the Plan;

(s)                       On or before June 13, 2016, the Bankruptcy Court shall have entered a Confirmation Order, in form and substance acceptable to the Requisite Noteholders; and

(t)                        On or before June 30, 2016, the Effective Date of the Plan shall have occurred.

EXHIBIT D

JOINDER AGREEMENT

This JOINDER AGREEMENT to the Restructuring Support Agreement, dated as of [*] (the “Agreement”), by and among (i) (x) SFX Entertainment, Inc. (“SFX”) and (y) all other SFX Entities that commence the Chapter 11 Cases (collectively with SFX, the “Company”), each on behalf of itself and each of its respective domestic and foreign subsidiaries and affiliates, (ii) each of the beneficial owners (or investment managers or advisors for the beneficial owners) of the Second Lien Notes identified on the signature pages hereto that are also identified on Schedule 1 of the Agreement (such persons and entities described in this clause (ii), together with any of their respective successors and permitted assigns under this Agreement, each, an “Initial Consenting Noteholder” and, collectively, the “Initial Consenting Noteholders”), (iii) each of the beneficial owners (or investment managers or advisors for the beneficial owners) of the Second Lien Notes that has become a party thereto in accordance with the terms thereof by executing and delivering a Joinder Agreement (such persons and entities described in this clause (iii), together with any of their respective successors and permitted assigns under the Agreement, each, an “Additional Consenting Noteholder,” and collectively, the “Additional Consenting Noteholders” and, together with the Initial Consenting Noteholders, the “Consenting Noteholders”), and (iv) Robert F.X. Sillerman (x) individually and (y) on behalf of any entity, agent or other person owned or controlled by, directly or indirectly, in whole or in part, by Robert F.X. Sillerman (other than the SFX Entities) (“Sillerman”) is executed and delivered by

(the “Joining Party”) as of [                              ], 201 .  Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.                                      Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be [a “Consenting Noteholder”][substituted for Sillerman] and a “Party” for all purposes under the Agreement.

2.                                      Consent to the DIP Facility. The Joining Party hereby agrees to, approves and consents to the currently applicable Approved Budget.

3.                                      Representations and Warranties. With respect to the [aggregate principal amount of Second Lien Notes][or Equity Interests], set forth below its name on the signature page hereof, the Joining Party hereby makes the representations and warranties of [the Consenting Noteholders][Sillerman] set forth in Section 9 of the Agreement to each other Party to the Agreement.

4.                                      Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

[CONSENTING NOTEHOLDER]

By:

Name:

Title:

Principal Amount of Second Lien Notes (if any):
$

Notice Address:

Fax:
Attention:

With a copy to:

Fax:
Attention:

ROBERT F.X. SILLERMAN

Equity Interests:

Acknowledged:

SFX ENTERTAINMENT, INC.

By:

Name:

Title: